Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-182473

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
5.875% Junior Subordinated Debentures of Torchmark Corporation	$125,000,000	$14,325

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, and paid to the Securities and Exchange Commission. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registrant’s registration statement on Form S-3 filed on June 29, 2012 (No. 333-182473).

Prospectus Supplement

(To Prospectus dated June 29, 2012)

$125,000,000

5.875% Junior Subordinated Debentures due 2052

This is an offering by Torchmark Corporation of $125,000,000 of its 5.875% Junior Subordinated Debentures due 2052, which we refer to as the “debentures” in this prospectus supplement and as “subordinated debt securities” in the accompanying base prospectus. The debentures are unsecured, subordinated debt instruments issued by Torchmark Corporation under a subordinated indenture. The debentures will bear interest at the rate of 5.875% per year, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2012. So long as no event of default with respect to the debentures has occurred and is continuing, we have the right, on one or more occasions, to defer the payment of interest on the debentures as described in this prospectus supplement for up to five consecutive years without giving rise to an event of default. Deferred interest will accumulate additional interest at an annual rate equal to the annual interest rate then applicable to the debentures, compounded quarterly.

The debentures will be issued in denominations of $25 and integral multiples of $25 in excess thereof. The debentures will mature on December 15, 2052 (or if such day is not a business day, the following business day).

We may redeem the debentures, in whole but not in part, at any time prior to December 15, 2017, within 90 days of the occurrence of a “tax event” at a redemption price equal to $26 per $25 in principal amount of debentures being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. On or after December 15, 2017, we may redeem the debentures, in whole or in part, at their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption.

The debentures are a new issue of securities with no established trading market. We intend to apply to list the debentures on the New York Stock Exchange (the “NYSE”) under the symbol “TMK PrB.” If the application is approved, we expect trading in the debentures to begin within 30 days of the original issue date of the debentures.

An investment in the debentures involves risks. Consider carefully the Risk Factors beginning on page S-12 of this prospectus supplement, as well as those in the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2011, as amended, which is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports that we file with the Securities and Exchange Commission in the future.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Debenture		Total
Price to Public(1)	$25.00		$125,000,000
Underwriting Discount	$0.720455	(2)	$3,602,275	(2)
Proceeds (before expenses) to Torchmark Corporation	$24.279545		$121,397,725

(1)	Plus accrued interest, if any, from September 24, 2012 if settlement occurs after that date.
(2)	Reflects 3,834,000 debentures sold to retail investors, for which the underwriters will receive an underwriting discount of $0.7875 per debenture, and 1,166,000 debentures sold to institutional investors, for which the underwriters will receive an underwriting discount of $0.50 per debenture.

The underwriters expect to deliver the debentures in book-entry form only through the facilities of The Depository Trust Company on or about September 24, 2012.

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities

The date of this prospectus supplement is September 17, 2012.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the debentures and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus or contained in any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the debentures in any jurisdiction where the offer to sell the debentures is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus, as well as information we previously filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference, is accurate as of the dates of those documents only. Our business, financial condition, results of operations and prospects may have changed since that date. In this prospectus supplement and the accompanying base prospectus, unless the context otherwise indicates, the terms “Torchmark,” “we,” “us” or “our” mean Torchmark Corporation and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the information incorporated in such documents by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or the negative of those words or other comparable terminology. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. For a discussion of factors that could cause actual results to differ, please see the discussion under “Risk Factors” contained in this prospectus supplement and in other information contained in our publicly available SEC filings, including the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2011. You are cautioned not to place undue influence on these forward-looking statements, which speak only as of their dates. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

WHERE YOU CAN FIND MORE INFORMATION

Torchmark is subject to the informational requirements of the Exchange Act, and in compliance with such laws Torchmark files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on the NYSE. You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet web site at http://www.torchmarkcorp.com. However, the information on our Internet web site is not incorporated herein by reference and does not form a part of this prospectus supplement or the accompanying base prospectus.

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus supplement and the accompanying base prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying base prospectus, and certain information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement or accompanying base prospectus. We incorporate by reference in this prospectus supplement and accompanying base prospectus the documents listed below:

•

Torchmark’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on September 13, 2012 (collectively, the “2011 Annual Report”), but excluding Items 6, 7, 8 and 15 therein, which have been superseded by a Form 8-K/A filed with the SEC on September 13, 2012;

•	Torchmark’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•	Torchmark’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012; and

•

Torchmark’s Current Reports on Form 8-K filed with the SEC on February 27, 2012, March 28, 2012, April 24, 2012 (excluding the information submitted under Item 2.02 and Exhibit 99.1 thereto), May 1, 2012, June 29, 2012 (as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on September 13, 2012), June 29, 2012, August 1, 2012, August 6, 2012 and September 17, 2012 (excluding the information submitted under Item 7.01 thereto).

This prospectus supplement and accompanying base prospectus also incorporate by reference all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities made by means of this prospectus supplement and accompanying base prospectus. These documents contain important information about Torchmark and its finances. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules, including any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K.

You should consider any statement contained in a document incorporated or considered incorporated by reference into this prospectus supplement and accompanying base prospectus to be modified or superseded to the extent that a statement contained in this prospectus supplement or accompanying base prospectus, or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or accompanying base prospectus, modifies or conflicts with the earlier statement. You should not consider any statement modified or superseded, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying base prospectus. You should not assume that the information in this prospectus supplement, the accompanying base prospectus or any related free writing prospectus, or the information incorporated by reference in this prospectus supplement or the accompanying base prospectus, is accurate as of any date other than the date of this prospectus supplement, the accompanying base prospectus, the related free writing prospectus or the document from which such information is incorporated.

You may obtain a copy of any or all of the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus (including any exhibits that are specifically incorporated by reference in those documents), as well as a copy of the registration statement of which this prospectus supplement and the accompanying base prospectus are a part and its exhibits, at no cost to you by writing or telephoning us at the following address or telephone number or visiting our website (the information contained on our website is not incorporated herein by reference and does not form a part of this prospectus supplement or the accompanying base prospectus):

Torchmark Corporation

3700 South Stonebridge Drive

McKinney, Texas 75070

Attention: Investor Relations Department

Tel: (972) 569-4000

www.torchmarkcorp.com

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights important information about Torchmark Corporation and this offering. It does not contain all of the information that may be important to you in connection with your decision to invest in the debentures. We encourage you to read this prospectus supplement and the accompanying base prospectus in their entirety as well as the information we incorporate by reference before making an investment decision.

Torchmark Corporation

We are an insurance holding company that provides protection life and supplemental health insurance and related products. We were incorporated in Delaware on November 29, 1979. We are the ultimate parent company of Liberty National Life Insurance Company, Globe Life And Accident Insurance Company, United American Insurance Company, and American Income Life Insurance Company. Globe Life And Accident is a direct-response provider of life insurance known for its administrative efficiencies. American Income provides individual life insurance to labor union members. Liberty National is one of the oldest traditional insurers in the Southeast. United American is a consumer-oriented provider of Medicare supplement as well as other supplemental health insurance.

Our principal executive offices are located at 3700 South Stonebridge Drive, McKinney, Texas 75070, and our telephone number is (972) 569-4000.

Recent Developments

On September 17, 2012, Torchmark priced a concurrent offering of $300 million of its 3.80% Senior Notes due 2022 (the “2022 Notes”). We intend to use approximately $200 million of the net proceeds from the sale of the 2022 Notes to fund a portion of the purchase price of our proposed acquisition of Family Heritage Life Insurance Company of America, which we anticipate closing early in the fourth quarter of 2012, and which includes the assumption by Torchmark of approximately $20.6 million in debt, with the remainder of the net proceeds to be used for general corporate purposes, which may include the repurchase or repayment of the $94.1 million in remaining principal amount outstanding of our 7 3/8% Notes due 2013 (the “2013 Notes”). The closing of our proposed acquisition of Family Heritage Life Insurance Company of America is subject to customary conditions, and there can be no assurance that the acquisition will be consummated.

The payment of principal and interest on the junior subordinated debentures offered hereby will be expressly subordinated, to the extent and in the manner set forth in the junior subordinated indenture governing the terms of the junior subordinated debentures, to the prior payment in full of all of our senior indebtedness, including the 2022 Notes. See “Description of Debentures — Ranking” in this prospectus supplement. The closing of the offering of the junior subordinated debentures offered hereby is not conditioned on the closing of the offering of the 2022 Notes.

The Offering

The following is a brief summary of certain terms of this offering. For a more complete description, see “Description of Debentures” in this prospectus supplement and “Description of Debt Securities” in the accompanying base prospectus.

Issuer	Torchmark Corporation

Debentures Offered	We are offering an aggregate of $125,000,000 principal amount of our 5.875% Junior Subordinated Debentures due 2052 (the “debentures”).

Repayment of Principal; Maturity	Any unpaid principal amount of the debentures, together with accrued and unpaid interest thereon, will be due and payable on December 15, 2052, the maturity date (or if such day is not a business day, the following business day).

Interest	The debentures will bear interest at a fixed annual rate of 5.875%. We will pay interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning on December 15, 2012, subject to our right to defer the payment of interest and related obligations as described in “Description of Debentures — Option to Defer Interest Payments.”

Record Date	We will make interest payments on the debentures to the holder of record at the close of business on the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding such March 15, June 15, September 15 or December 15, whether or not a business day. However, interest that we pay on the maturity date will be payable to the person to whom the principal will be payable.

Optional Deferral of Interest Payments	So long as no event of default with respect to the debentures has occurred and is continuing, we have the right on one or more occasions to defer the payment of interest on the debentures, as described in “Description of Debentures — Option to Defer Interest Payments,” for up to five consecutive years without giving rise to an event of default. During a deferral period, interest will continue to accrue at the interest rate on the debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law.

Certain Payment Restrictions	If we have exercised our right to defer interest payments on the debentures, we generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank equally with or junior to the debentures, subject to certain limited exceptions. For more information, see “Description of Debentures — Option to Defer Interest Payments — Certain Limitations during a Deferral Period.”

Optional Redemption	We may elect to redeem the debentures:

•

in whole at any time or in part from time to time on or after December 15, 2017, at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption; provided that if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures must remain outstanding after giving effect to such redemption; or

•

in whole, but not in part, at any time prior to December 15, 2017, within 90 days of the occurrence of a “tax event” at a redemption price equal to $26 per $25 in principal amount of debentures being redeemed plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption.

For more information and the definition of “tax event,” see “Description of Debentures — Optional Redemption.”

Subordination; Ranking	The debentures will be unsecured, subordinated and junior in right of payment to all of our existing and future senior indebtedness (as defined in the subordinated indenture (as defined in “Description of Debentures”)). In addition, the debentures will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other liabilities, including obligations to policyholders. The debentures will rank equally in right of payment, subject to the provisions described under “Description of Debentures — Option to Defer Interest Payments — Certain Limitations During a Deferral Period,” with (i) our existing 7.100% Trust Originated Preferred Securities® due 2046 and related debentures, which we intend to redeem with the net proceeds from this offering, (ii) any indebtedness incurred for the purchase of goods or material or for services obtained in the ordinary course of business, (iii) indebtedness owed by us to our subsidiaries, (iv) indebtedness owed by us to our employees and (v) any indebtedness the terms of which provide that such indebtedness ranks equally with the debentures, including guarantees of such indebtedness. For more information, see “Description of Debentures — Ranking.”

The debentures do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in right of payment to the debentures. At June 30, 2012, our indebtedness (including our 7.100% Junior Subordinated Debentures due 2046) totaled approximately $1.2 billion. After giving effect to (i) the consummation of the offering of the debentures, (ii) the application of the net proceeds from the sale of the debentures to redeem our 7.100% Trust Originated

Preferred Securities® due 2046, and (iii) the consummation of the offering of $300 million in aggregate principal amount of the 2022 Notes, including the sale of $150 million of the 2022 Notes to our insurance company subsidiaries, our indebtedness will total approximately $1.4 billion (on a carrying value basis), of which $1.3 billion will rank senior to the debentures. In addition, the debentures will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other liabilities. At June 30, 2012, our subsidiaries’ outstanding liabilities were approximately $11.95 billion.

Events of Default	The following are events of default with respect to the debentures:

•	the failure to pay interest in full, including compounded interest, on any debenture for a period of 30 days, other than during an interest deferral period;

•	the failure to pay principal of or premium, if any, on any debenture on the maturity date or upon redemption;

•

Torchmark fails to comply in any material respect with any of its agreements or covenants in, or any of the provisions of, the subordinated indenture with respect to the debentures (other than an agreement, covenant or provision for which non-compliance is otherwise provided as an event of default), and such non-compliance continues for a period of 60 days after there has been given notice of such event of default;

•

certain defaults occur under any mortgage, agreement, indenture or instrument under which there may be issued, or by which there may be secured, guaranteed or evidences indebtedness of Torchmark, in an aggregate principal amount then outstanding of $10 million or more; or

•	certain events of our bankruptcy, insolvency or receivership.

If an event of default under the subordinated indenture arising from a default in the payment of interest, principal or premium, the failure to comply in any material respect with any of its covenants or certain defaults under other agreements has occurred and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the debentures will have the right to declare the principal of and accrued but unpaid interest on the debentures to be due and payable immediately. If an event of default under the subordinated indenture arising from an event of our bankruptcy, insolvency or receivership has occurred, the principal of and accrued but unpaid interest on the debentures will automatically, and without any declaration or other action on the part of the trustee or any holder of debentures, become immediately due and payable.

Denominations; Book-Entry	The debentures will be issued in denominations of $25 and integral multiples of $25 in excess thereof. The debentures will be represented by one or more global debentures that will be deposited with and registered in the name of The Depository Trust Company or its nominee. We will not issue certificated debentures, except in the limited circumstances described under “Description of Debentures — Book-Entry System — The Depository Trust Company.”

Listing	The debentures constitute a new issue of securities with no established trading market. We intend to apply to list the debentures on the NYSE under the symbol “TMK PrB.” If the application is approved, we expect trading in the debentures to begin within 30 days of the original issue date of the debentures. We cannot assure you that an active after-market for the debentures will develop or be sustained, that holders of the debentures will be able to sell their debentures or that holders of the debentures will be able to sell their debentures at favorable prices.

Use of Proceeds	We intend to use the net proceeds from the sale of the debentures, together with cash on hand, if necessary, to redeem the $120 million outstanding of our 7.100% Trust Originated Preferred Securities® due 2046 issued by Torchmark Capital Trust III, a subsidiary of ours.

The Junior Subordinated Indenture and the Trustee	The debentures will be issued pursuant to the Junior Subordinated Indenture, dated as of November 2, 2001, between us and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as trustee, as amended and supplemented by a first supplemental indenture to be dated the issuance date of the debentures.

Governing Law	The Junior Subordinated Indenture and the debentures will be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

United States Federal Income Tax Consequences	There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the debentures. Based on, among other things, certain assumptions and certain representations made by us, Maynard, Cooper & Gale, P.C., our special tax counsel, will render its opinion to the effect that the debentures will be treated as indebtedness for U.S. federal income tax purposes. Such opinion is not binding on the Internal Revenue Service (“IRS”) or any court, and there can be no assurance that the IRS or a court will agree with such opinion. We agree, and by acquiring an interest in a debenture each beneficial owner of a debenture agrees, to treat the debentures as indebtedness for U.S. federal income tax purposes. See “United States Federal Income Tax Consequences.”

Risk Factors	You should carefully consider all information set forth and incorporated by reference in this prospectus supplement and the accompanying base prospectus and, in particular, should carefully read the section entitled “Risk Factors” beginning on page S-12 in this prospectus supplement, including the documents incorporated by reference, before purchasing any of the debentures.

RISK FACTORS

Investing in the debentures involves a number of risks. You should carefully consider the risks described below, as well as the risks, uncertainties and assumptions discussed in the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2011, as amended by Amendment No. 1 on Form 10-K/A (with Items 6, 7, 8 and 15 therein superseded by our Current Report on Form 8-K/A filed with the SEC on September 13, 2012), and our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2012, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also note, however, that the business, financial condition, results of operations and prospects of Torchmark may have changed since the respective dates of those reports. In consultation with your own financial and legal advisors, you should carefully consider the information contained in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, and pay special attention to the following discussion of risks before buying any of the debentures.

Risks Related to the Offering

Torchmark’s obligations under the debentures will be unsecured and will be subordinated.

Torchmark’s obligations under the debentures are unsecured and will rank junior in priority of payment to Torchmark’s senior indebtedness (as defined in the subordinated indenture) and, in general, all of Torchmark’s secured indebtedness to the extent of the collateral securing such indebtedness. This means that Torchmark may not make any payments of principal or interest on the debentures if it defaults on a payment on its senior indebtedness. For more information on the subordination provisions and the definition of “senior indebtedness,” see “Description of Debentures — Ranking” in this prospectus supplement.

At June 30, 2012, our indebtedness (including our 7.100% Junior Subordinated Debentures due 2046) totaled approximately $1.2 billion. After giving effect to (i) the consummation of the offering of the debentures, (ii) the application of the net proceeds from the sale of the debentures to redeem our 7.100% Trust Originated Preferred Securities® due 2046, and (iii) the consummation of the offering of $300 million in aggregate principal amount of the 2022 Notes, including the sale of $150 million of the 2022 Notes to our insurance company subsidiaries, our indebtedness will total approximately $1.4 billion (on a carrying value basis), of which $1.3 billion will rank senior to the debentures. In addition, the debentures will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other liabilities. At June 30, 2012, our subsidiaries’ outstanding liabilities were approximately $11.95 billion.

Due to the subordination provisions described in “Description of Debentures — Ranking,” in the event of our insolvency, funds which we would otherwise use to pay to the holders of the debentures will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. The recovery of funds by our general creditors would not be so reduced. As a result, our general creditors may recover more, ratably, than the holders of the debentures. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the debentures.

The debentures will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the debt and other liabilities of our subsidiaries, which means that creditors of our subsidiaries will be paid from their assets before holders of the debentures would have any claims to those assets.

Torchmark is a holding company and conducts substantially all of its operations through subsidiaries. However, the debentures will be obligations exclusively of Torchmark and will not be guaranteed by any of its subsidiaries. As a result, the debentures will be structurally subordinated to all debt and other liabilities of Torchmark’s subsidiaries (including liabilities to policyholders and contractholders), which means that creditors of Torchmark’s subsidiaries will be paid from their assets before holders of the debentures would have any claims to those assets. At June 30, 2012, our subsidiaries’ outstanding liabilities were approximately $11.95 billion.

Our ability to pay principal and interest on the debentures is limited by the amounts that our subsidiaries pay to us.

As a holding company, Torchmark’s ability to pay principal and interest on the debentures is affected by the ability of its insurance company subsidiaries, Torchmark’s principal sources of cash flow, to declare and distribute dividends to Torchmark on such subsidiaries’ capital stock and to make payments on surplus notes of such subsidiaries that are owned by Torchmark. Torchmark’s cash flow is also dependent on revenues from investment, data processing, legal and management services rendered to its subsidiaries.

Insurance company subsidiaries of Torchmark are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to Torchmark. No assurance can be given that more stringent dividend restrictions will not be adopted from time to time by states in which Torchmark’s insurance subsidiaries are domiciled, which could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to Torchmark by such subsidiaries without affirmative prior approval by state insurance regulatory authorities.

In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of an insurance subsidiary of Torchmark, all creditors of such subsidiary, including holders of life and health insurance policies, would be entitled to payment in full out of the assets of such subsidiary before Torchmark, as shareholder or holder of surplus notes, would be entitled to any payment. Creditors would have to be paid in full before the creditors of Torchmark, including holders of the debentures, would be entitled to receive any payment from the assets of such subsidiary.

A ratings downgrade or other negative action by a ratings organization could adversely affect Torchmark as well as the liquidity and market value of the debentures.

Various nationally recognized statistical rating organizations (“rating organizations”) publish credit ratings for Torchmark and its debt instruments. Credit ratings are indicators of a debt issuer’s ability to meet the terms of debt obligations in a timely manner. These ratings are important to Torchmark’s overall ability to access certain types of liquidity. Downgrades of Torchmark’s credit ratings, or an announced potential downgrade, could have a material adverse affect on Torchmark’s financial conditions and results of operations in many ways. These include limiting Torchmark’s access to capital markets, increasing the cost of debt, impairing its ability to raise capital to refinance maturing debt obligations, limiting its capacity to support growth of its insurance subsidiaries, and making it more difficult to maintain or improve the current financial strength ratings of its insurance subsidiaries. A downgrade of sufficient magnitude, in combination with other factors, could require Torchmark to post collateral pursuant to certain contractual obligations.

Rating organizations also review the financial performance and condition of insurers, including Torchmark’s insurance subsidiaries, and publish their financial strength ratings as indicators of an insurer’s ability to meet policyholder and contract holder obligations. While ratings are not a recommendation to buy Torchmark’s securities, these ratings are important to maintaining public confidence in Torchmark’s products, its ability to market its products and its competitive position. A downgrade or other negative action by a ratings organization with respect to the financial strength ratings of Torchmark’s insurance subsidiaries could adversely affect Torchmark in many ways, including the following: reducing new sales of insurance and investment products; adversely affecting relationships with distributors and sales agents; increasing the number or amount of policy surrenders and withdrawals of funds; requiring a reduction in prices for Torchmark’s insurance products and services in order to remain competitive; and adversely affecting Torchmark’s ability to obtain reinsurance at a reasonable price, on reasonable terms or at all. A downgrade of sufficient magnitude could result in Torchmark, its insurance subsidiaries or both being required to collateralize reserves, balances or obligations under reinsurance, funding, swap and securitization agreements. A downgrade of sufficient magnitude could also result in the termination of funding and swap agreements, which would require Torchmark to use its assets to fulfill its obligations under such agreements.

Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating organization, general economic conditions and circumstances outside the rated company’s control. In addition, rating organizations use various models and formulas to assess the strength of a rated company, and from time to time rating organizations have, in their discretion, altered the models. Changes to the models could impact the rating organizations’ judgment of the rating to be assigned to the rated company. Torchmark cannot predict what actions the rating organizations may take, or what actions Torchmark may take in response to the actions of the rating organizations, which could adversely affect Torchmark and its subsidiaries, as well as the liquidity and market value of the debentures.

The debentures do not restrict our ability to incur additional debt, repurchase our securities or take other actions that could negatively impact holders of the debentures.

We are not restricted under the terms of the debentures from incurring additional debt, including debt that ranks senior to the debentures, or repurchasing our securities other than specified limitations with respect to certain securities during an interest deferral period. In addition, the limited covenants applicable to the debentures do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the debentures could have the effect of diminishing our ability to make payments on the debentures when due.

We have the right to defer interest for up to five consecutive years without causing an event of default.

We have the right to defer interest on the debentures for a period of up to five consecutive years so long as no event of default with respect to the debentures has occurred and is continuing. During any such deferral period, holders of debentures may receive limited or no current payments on the debentures and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against us for nonpayment of deferred interest (including compounded interest thereon) unless we fail to pay all deferred interest (including compounded interest) at the end of any five-year deferral period, at the maturity date or at the earlier accelerated maturity date of the debentures.

We may make certain payments on parity securities during a deferral period.

“Parity securities” are debt securities that rank equal in right of payment with the debentures. The terms of the debentures permit us to make any payment of principal or interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities. They also permit us to make any payment of current or deferred interest on parity securities and on the debentures during a deferral period that is made pro rata to the amounts due on such parity securities and the debentures. We may issue additional parity securities as to which we are required to make payments of principal and interest during a deferral period on the debentures that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

If interest payments on the debentures are deferred, holders of the debentures will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

If we defer interest payments on the debentures, the debentures would be treated as issued with original issue discount, or OID, at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a United States holder (as defined in this prospectus supplement under “United States Federal Income Tax Consequences”) would be required to include such stated interest in income as it accrued, regardless of its regular method of accounting, using a constant yield method, before such holder receives any payment attributable to such income, and would not separately report the actual cash payments of interest on the debentures as taxable income. See “United States Federal Income Tax Consequences — United States Holders — Interest Income and Original Issue Discount” and “United States Federal Income Tax Considerations — United States Holders — Exercise of Deferral Option.”

We may redeem the debentures, at our option, on or after December 15, 2017, and at any time prior to December 15, 2017 within 90 days of the occurrence of a tax event.

We may redeem the debentures, at our option, in whole at any time or in part from time to time on or after December 15, 2017, at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption. Prior to December 15, 2017, we may also redeem the debentures in whole, but not in part, at any time within 90 days of the occurrence of a “tax event” at a redemption price equal to $26 per $25 in principal amount of debentures being redeemed plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption. If the debentures are redeemed, the redemption will be a taxable event to you. See “Description of Debentures — Optional Redemption.”

In the event we choose to redeem the debentures, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the debentures.

An active trading market for the debentures may not develop, and any such market for the debentures may be illiquid.

The debentures constitute a new issue of securities with no established trading market. We intend to apply to list the debentures on the NYSE. If the application is approved, we expect trading in the debentures to begin within 30 days of the original issue date of the debentures. However, listing the debentures on the NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth or liquidity of that market or the ability of holders to sell their debentures easily. In addition, the liquidity of the trading market in the debentures, and the market prices quoted therefor, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active aftermarket for the debentures will develop or be sustained, that holders of the debentures will be able to sell their debentures or that holders of the debentures will be able to sell their debentures at favorable prices.

The aftermarket price of the debentures may be discounted significantly if we defer interest payments or are unable to pay interest.

If we defer interest payments on the debentures, you may be unable to sell your debentures at a price that reflects the value of deferred and unpaid interest to the date of such sale. To the extent that a trading market develops for the debentures, that market may not continue during such a deferral period or during periods in which investors perceive that there is a likelihood of a deferral, and you may be unable to sell your debentures at those times, either at a price that reflects the value of required payments under the debentures at those times or at all.

If a trading market does develop, general market conditions and unpredictable factors could adversely affect market prices for the debentures.

If a trading market does develop, there can be no assurance about the market prices for the debentures. Several factors, many of which are beyond our control, will influence the market price of the debentures. Factors that might influence the market price of the debentures include, but are not limited to:

•	whether interest payments have been made and are likely to be made on the debentures from time to time;

•	our creditworthiness, financial condition, performance and prospects;

•	whether the ratings on the debentures provided by any ratings agency have changed;

•	the market for similar securities; and

•

economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally, including continuing uncertainty about the strength and speed of the recovery in the United States and other key economies and the impact of governmental stimulus and austerity initiatives; sovereign credit concerns, including the potential consequences associated with recent and further potential downgrades to the credit ratings of debt issued by the United States government and European sovereigns; and other adverse developments on financial, commodity and credit markets and consumer spending and investment, including in respect of Europe.

If you purchase debentures, the debentures may subsequently trade at a discount to the price that you paid for them.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $121,007,725, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of the debentures, together with cash on hand, if necessary, to redeem the $120 million outstanding of our 7.100% Trust Originated Preferred Securities® due 2046 issued by Torchmark Capital Trust III, a subsidiary of ours.

CAPITALIZATION

The following table presents the short-term debt and the unaudited summary capitalization of Torchmark and its consolidated subsidiaries as of June 30, 2012, on an actual basis and on an as adjusted basis to give effect to (i) the consummation of the offering of the debentures, (ii) the application of the net proceeds from the sale of the debentures, together with cash on hand, if necessary, to redeem all of the 7.100% Trust Originated Preferred Securities® due 2046 issued by Torchmark Capital Trust III, a subsidiary of ours (see “Use of Proceeds” in this prospectus supplement), and (iii) the consummation of the offering of $300 million in aggregate principal amount of the 2022 Notes, including the sale of $150 million of such notes to our insurance company subsidiaries, but without giving effect to the use of proceeds from the offering of the 2022 Notes, including the proposed acquisition of Family Heritage Life Insurance Company, the assumption of approximately $20.6 million in debt in connection therewith, and the repurchase or repayment of the 2013 Notes. You should read the following table in conjunction with the detailed information and financial statements appearing in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

	As of June 30, 2012
	Actual	As Adjusted
	(Unaudited)
	(Dollars in thousands, except share and per share data)
Short-term debt:
Commercial paper(1)	$319,829	$319,829

Total Short-term debt	$319,829	$319,829

Long-term debt (year of issue):
7 3/8 % Notes Due 2013 (1993)	$93,888	$93,888
6 3/8 % Senior Notes Due 2016 (2006)	248,087	248,087
9 1/4 % Senior Notes Due 2019 (2009)	289,802	289,802
7 7/8 % Notes Due 2023 (1993)	163,407	163,407
3.80% Senior Notes Due 2022 (2012)	—	146,992	(5)
5.875% Junior Subordinated Debentures Due 2052 (2012), offered hereby	—	121,008
Issue expenses(2)	(4,118)	—

Total Long-term debt	$791,066	$1,063,184

7.100% Junior Subordinated Debentures Due 2046(3)	$123,711	$—

Shareholders’ equity:
Preferred stock, par value $1 per share — Authorized: 5,000,000 shares; outstanding: -0-	$0	$0
Common stock, par value $1 per share — Authorized: 320,000,000 shares; outstanding: (112,312,123 issued, less 16,938,875 held in treasury)	112,312	112,312
Additional paid-in capital	443,630	443,630
Accumulated other comprehensive income (loss)	734,379	734,379
Retained earnings	3,462,272	3,459,595	(6)
Treasury stock, at cost	(754,932)	(754,932)

Total shareholders’ equity	$3,997,661	$3,994,984

Total capitalization(4)	$4,912,438	$5,058,168

(1)	We have a credit facility in place with a group of lenders which allows for unsecured borrowings and stand-by letters of credit up to $600 million. The facility may be expanded by $200 million if certain conditions are met. Up to $250 million in letters of credit can be issued against the facility. The facility is further designated as a back-up credit line for a commercial paper program under which we may either borrow from the credit line or issue commercial paper at any time, with total commercial paper outstanding not to exceed the facility maximum, less any letters of credit issued. Interest is charged at variable rates. The facility terminates January 7, 2015. Our balance of commercial paper outstanding at June 30, 2012 was $320 million, less a discount of $171 thousand.

(2)	Reflects unamortized issue expenses related to Torchmark’s trust preferred securities.

(3)	Included in “Due to affiliates” on Torchmark’s Consolidated Balance Sheets.

(4)	Total capitalization does not include short-term debt.

(5)	50% of the notes will be purchased by one or more of our insurance company subsidiaries.

(6)

The adjustment reflects the after-tax impact on Torchmark’s retained earnings from Torchmark’s write-off of the unamortized issuance expenses associated with the redemption of all of our 7.100% Trust Originated Preferred Securities® due 2046.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The selected consolidated financial data of Torchmark and its subsidiaries at December 31, 2011 and 2010 and for each of the years ended on December 31, 2011, 2010 and 2009 have been derived from our audited consolidated financial statements that were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), included in Torchmark’s Current Report on Form 8-K filed with the SEC on June 29, 2012, as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on September 13, 2012 (as amended, the “Form 8-K”). The selected consolidated financial data of Torchmark and its subsidiaries at December 31, 2009, 2008 and 2007 and for each of the years ended on December 31, 2008 and 2007 have been derived from the unaudited selected financial data included in Item 6 of Exhibit 99.1 of the Form 8-K. The selected consolidated financial data of Torchmark and its subsidiaries at and for each of the six months ended June 30, 2012 and 2011 are derived from our unaudited financial statements for those periods that were prepared in accordance with U.S. GAAP. The results for the six months ended June 30, 2012 are not necessarily indicative of results to be expected for the full year. The following data should be read in conjunction with the financial statements and the related notes thereto incorporated by reference in this prospectus supplement and the accompanying base prospectus.

The financial data in this table reflects, for all periods presented, Torchmark’s adoption and retrospective application, effective January 1, 2012, of Accounting Standards Update No. 2010-26, “Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts” (“ASU 2010-26”), which modifies the accounting guidance for deferred acquisition costs.

	Six Months Ended June 30,		Year Ended December 31,
	2011	2012	2007	2008	2009	2010	2011
	(Amounts in thousands except per share and percentage data)
Premium revenue:
Life	$864,230	$902,828	$1,495,363	$1,544,219	$1,591,853	$1,663,699	$1,726,244
Health	487,723	520,950	1,236,797	1,127,059	1,017,711	987,421	929,466
Other	298	279	602	622	541	638	608
Total	1,352,251	1,424,057	2,732,762	2,671,900	2,610,105	2,651,758	2,656,318
Net investment income	344,751	349,297	601,975	627,206	632,540	676,364	693,028
Realized investment gains (losses)	8,549	9,667	2,281	(107,541)	(129,492)	37,340	25,904
Total revenue	1,706,606	1,783,718	3,344,517	3,196,236	3,115,073	3,367,632	3,377,401
Income from continuing operations	243,521	247,665	458,656	404,380	364,273	504,095	497,616
Income from discontinued operations	0	0	38,298	22,559	18,901	29,784	0
Loss on disposal, net of tax	(599)	0	0	0	0	(35,013)	(455)
Net income	242,922	247,665	496,954	426,939	383,174	498,866	497,161
Per common share:
Basic earnings:
Income from continuing operations	2.14	2.51	3.24	3.06	2.93	4.13	4.60
Income (loss) from discontinued operations	(0.01)	0.00	0.27	0.17	0.15	(0.04)	(0.01)
Net income	2.13	2.51	3.51	3.23	3.08	4.09	4.59
Diluted earnings:
Income from continuing operations	2.11	2.48	3.19	3.05	2.93	4.09	4.53
Income (loss) from discontinued operations	(0.01)	0.00	0.27	0.17	0.15	(0.04)	0.00
Net income	2.10	2.48	3.46	3.22	3.08	4.05	4.53
Cash dividends declared	0.22	0.30	0.35	0.37	0.38	0.41	0.46
Cash dividends paid	0.21	0.27	0.35	0.37	0.37	0.41	0.45
Basic average shares outstanding	113,898	98,482	141,476	132,079	124,550	122,009	108,278
Diluted average shares outstanding	115,722	99,683	143,769	132,774	124,550	123,123	109,815

	As of June 30,		As of December 31,
	2011	2012	2007	2008	2009	2010	2011
	(Amounts in thousands except per share and percentage data)
Cash and invested assets	$11,566,979	$12,942,022	$9,084,312	$7,812,992	$10,054,764	$11,563,656	$12,437,699
Total assets	15,663,630	17,185,003	14,804,890	13,053,558	15,514,761	15,622,973	16,588,272
Short-term debt	199,855	319,829	202,058	403,707	233,307	198,875	224,842
Long-term debt(1)	913,812	914,777	721,723	622,760	919,761	913,354	914,282
Shareholders’ equity	3,419,619	3,997,661	3,040,877	1,913,837	3,068,043	3,667,329	3,859,631
Per diluted share	32.03	41.38	21.71	15.06	24.60	30.35	37.91
Effect of fixed maturity revaluation on diluted equity per share(2)	1.80	8.12	(0.44)	(8.63)	(2.23)	0.55	5.95
Annualized premium in force:
Life	1,798,943	1,869,594	1,585,005	1,625,549	1,694,402	1,753,046	1,813,705
Health	932,821	1,033,880	1,233,884	1,098,349	1,026,560	973,625	1,016,393
Total	2,731,764	2,903,474	2,818,889	2,723,898	2,720,962	2,726,671	2,830,098
Basic shares outstanding	105,398	95,373	138,263	127,061	124,261	118,865	100,579
Diluted shares outstanding	106,769	96,597	140,074	127,061	124,739	120,815	101,808

(1)	Includes Torchmark’s 7.100% Junior Subordinated Debentures reported as “Due to affiliates” on the Consolidated Balance Sheets at year ends 2007 through 2011 and at June 30, 2011 and 2012 in the amount of $123.7 million.

(2)	There is an accounting rule requiring available-for-sale fixed maturities to be revalued at fair value each period. The effect of this rule on diluted equity per share reflects the amount added or (deducted) under this rule to produce GAAP Shareholders’ equity per share. Please see the explanation and discussion under the caption Capital Resources in Management’s Discussion and Analysis in Torchmark’s Current Report on Form 8-K/A filed with the SEC on September 13, 2012 concerning the effect this rule has on Torchmark’s equity.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratio of earnings from continuing operations to fixed charges for each of the five years ended December 31, 2011 and each of the six months ended June 30, 2012 and June 30, 2011. The following table reflects, for all periods presented, Torchmark’s adoption and retrospective application, effective January 1, 2012, of ASU 2010-26.

	Six Months Ended June 30,		Year Ended December 31,
	2011	2012	2007	2008	2009	2010	2011
Ratio of earnings to fixed charges: (unaudited)
Excluding interest credited on deposit products	10.1x	10.0x	10.9x	10.1x	8.6x	10.7x	10.1x
Including interest credited on deposit products	5.8x	5.7x	6.7x	5.8x	5.0x	6.1x	5.8x

For purposes of computing these ratios, “earnings” represent consolidated income from continuing operations before income taxes and fixed charges. “Fixed charges” represent (i) interest expense, including interest credited on deposit products where indicated, (ii) amortization of bond issuance costs and (iii) that portion of rental expense deemed representative of the interest factor.

DESCRIPTION OF DEBENTURES

The debentures are a series of “subordinated debt securities” described in the accompanying base prospectus. The debentures will be issued under the Junior Subordinated Indenture dated as of November 2, 2001, as supplemented by a first supplemental indenture, which, as supplemented, we refer to as the “subordinated indenture,” between Torchmark and The Bank of New York Mellon Trust Company, N.A., as trustee (as successor in interest to The Bank of New York), which we refer to as the “trustee.” Set forth below is a description of the specific terms of the debentures. This description supplements, and should be read together with, the description of the general terms and provisions of the securities set forth in the accompanying base prospectus under the caption “Description of Debt Securities.” The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying base prospectus and the subordinated indenture pursuant to which the debentures will be issued. References to “we”, “us” and “our” in this “Description of Debentures” refer only to Torchmark Corporation and not any of its subsidiaries.

General

We will issue the 5.875% Junior Subordinated Debentures due 2052, which we refer to as the “debentures,” under the subordinated indenture. We will issue $125,000,000 aggregate principal amount of the debentures. The debentures will be issued in minimum denominations of $25 and integral multiples of $25 in excess thereof. We may from time to time, without the consent of the existing holders, create and issue additional debentures having the same terms and conditions as the debentures being offered hereby in all respects, except for issue date, price to investors and, if applicable, the initial interest accrual date and the first payment of interest thereon. Additional debentures issued in this manner will be consolidated with, and will form a single series with, the previously outstanding debentures, unless such additional subordinated debt will not be treated as fungible with the debentures being offered hereby for U.S. federal income tax purposes. The debentures offered hereby and any such additional debentures would rank equally and ratably.

The debentures will have a maturity date of December 15, 2052 (or if such day is not a business day, the following business day).

The subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The subordinated indenture will not contain provisions that would afford holders of debentures protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders.

The debentures will not have a sinking fund.

Interest Rate

Subject to applicable law, during any optional deferral period, as described below, interest on the debentures will accrue from and including their date of initial issuance to, but excluding, the maturity date or earlier acceleration or redemption at an annual rate equal to 5.875%, and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2012, to the record holders at the close of business on the preceding March 1, June 1, September 1 or December 1, as applicable (whether or not a business day).

Interest payments will include accrued interest from, and including, the original issue date, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. The amount of interest payable for any interest payment period will be computed on the basis of a 360-day year comprised of twelve 30-day months. The term “interest payment period” refers to the quarterly period from and including an interest payment date to, but excluding, the next succeeding interest payment date. In the event that any date on which interest is payable on the debentures is not a business day, payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay). Interest not paid on any payment date will accrue and compound quarterly at a rate per year equal to the rate of interest on the debentures until paid. References to “interest” include interest accruing on the debentures, interest on deferred interest payments and other unpaid amounts and compounded interest, as applicable.

“Business day” means any day which is not a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies located in New York City are authorized or obligated by law to close.

Ranking

The payment of the principal of and interest on the debentures will be expressly subordinated, to the extent and in the manner set forth in the subordinated indenture, to the prior payment in full of all of our senior indebtedness.

Subject to the qualifications described below, the term senior indebtedness is defined in the subordinated indenture to include principal, premium, if any, and interest on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus supplement:

•

all indebtedness of Torchmark, whether outstanding on the date of the initial issuance of the debentures or thereafter created, incurred or assumed, that is for borrowed money, or is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	any indebtedness of others of the kinds described in the first bullet point above for the payment of which Torchmark is responsible or liable as guarantor or otherwise; and

•	any amendments, renewals, extensions and refundings of any of the above types of indebtedness.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions of the subordinated indenture irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include:

(i)	our existing 7.100% Trust Originated Preferred Securities® due 2046 and related debentures, which we intend to redeem with the net proceeds from this offering,

(ii)	any indebtedness incurred by us for the purchase of goods or material or for services obtained in the ordinary course of business,

(iii)	indebtedness owed by us to our subsidiaries,

(iv)	indebtedness owed by us to our employees, or

(v)	any indebtedness the terms of which provide that such indebtedness ranks equally with the debentures, including guarantees of such indebtedness,

which, in each case, will rank equally to the debentures in right of payment, subject to the provisions described under “— Option to Defer Interest Payments — Certain Limitations During a Deferral Period.”

Additionally, senior indebtedness will not include any indebtedness the terms of which provide that such indebtedness ranks junior to the debentures, with respect to which the debentures will rank senior in right of payment.

All liabilities of our subsidiaries, including their trade accounts payable and other liabilities arising in the ordinary course of business (including obligations to policyholders), will be effectively senior to the debentures to the extent of the assets of such subsidiaries, as we are a holding company. Because we are a holding company, we rely primarily on dividends and other payments from our direct and indirect subsidiaries, which are generally regulated insurance companies, to pay interest and principal on our outstanding debt obligations and to make payments on our other securities. Regulatory rules may restrict our ability to withdraw capital from our subsidiaries by dividends, loans or other means. See “Risk Factors — Risks Related to the Offering — The Debentures will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the debt and other liabilities of our subsidiaries, which means that creditors of our subsidiaries will be paid from their assets before holders of the debentures would have any claims to those assets.”

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior indebtedness, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the debentures. In such an event, we will pay or deliver directly to the holders of senior indebtedness, any payment or distribution otherwise payable or deliverable to holders of the debentures. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior indebtedness, the holders of debentures together with the holders of any of our other obligations that rank equally with the debentures will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the debentures and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the debentures.

If we violate the subordinated indenture by making a payment or distribution to holders of the debentures before we have paid all the senior indebtedness in full, then such holders of the debentures will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

Because of the subordination provisions of the subordinated indenture, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the debentures may receive less, ratably, than our other creditors. Our inability to make payments on the debentures due to the subordination provisions applicable to the debentures will not prevent an event of default from occurring under the subordinated indenture in connection with the debentures.

The debentures do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in right of payment to the debentures. At June 30, 2012, our indebtedness (including our 7.100% Junior Subordinated Debentures due 2046) totaled approximately $1.2 billion. After giving effect to (i) the consummation of the offering of the debentures, (ii) the application of the net proceeds from the sale of the debentures to redeem our 7.100% Trust Originated Preferred Securities® due 2046, and (iii) the consummation of the offering of $300 million in aggregate principal amount of the 2022 Notes, including the sale of $150 million of the 2022 Notes to our insurance company subsidiaries, our indebtedness will total approximately $1.4 billion (on a carrying value basis), of which $1.3 billion will rank senior to the debentures. In addition, the debentures will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other liabilities. At June 30, 2012, our subsidiaries’ outstanding liabilities were approximately $11.95 billion.

Option to Defer Interest Payments

So long as no event of default with respect to the debentures has occurred and is continuing, we may, on one or more occasions, defer interest payments on the debentures for one or more interest payment periods (each, a “deferral period”) of up to five consecutive years without giving rise to an event of default under the terms of the debentures. A deferral of interest payments cannot extend, however, beyond the maturity date or the earlier acceleration or redemption of the debentures. During a deferral period, interest will continue to accrue on the debentures, and deferred interest payments will accrue additional interest at the then applicable interest rate on the debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law. No interest otherwise due during a deferral period will be due and payable on the debentures until the end of such deferral period except upon an acceleration or redemption of the debentures during such deferral period.

At the end of a deferral period, we must pay all accrued and unpaid deferred interest, including compounded interest, and our failure to pay all accrued and unpaid deferred interest, including compounded interest, for a period of 30 days after the conclusion of such deferral period will result in an event of default giving rise to a right of acceleration. If, at the end of any deferral period, we have paid all deferred interest due on the debentures, including compounded interest, we can initiate a new deferral period and again defer interest payments on the debentures as described above.

We will provide to the trustee and the holders of debentures written notice of any deferral of interest at least one and not more than 60 business days prior to the applicable interest payment date. In addition, our failure to pay interest on the debentures on any interest payment date will itself constitute the commencement of a deferral period unless we pay such interest within five business days after any such interest payment date, whether or not we provide a notice of deferral. We have no present intention of exercising our right to defer payments of interest.

Certain Limitations During a Deferral Period

After the commencement of a deferral period until we have paid all accrued and unpaid interest on the debentures, we will agree not to, and not to permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock other than:

•

purchases or acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or agents or our satisfaction of our obligations under any dividend reinvestment plan;

•	purchases or acquisitions of shares of our capital stock in connection with our satisfaction of our obligations under any contract or security entered into before commencement of the deferral period;

•

as a result of a reclassification of any series or class of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock;

•

the purchase of fractional interests in shares of our capital stock pursuant to an acquisition or the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

•	dividends or distributions of our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock, in each case solely from the issuance or exchange of capital stock;

•

any declaration of a dividend in connection with the implementation of a shareholder rights plan, or issuances of capital stock under any such plan in the future, or redemptions or repurchases of any rights outstanding under a shareholder rights plan; or

•

acquisitions of our capital stock in connection with acquisitions of businesses made by us (which acquisitions are made by us in connection with the satisfaction of indemnification obligations of the sellers of such businesses); or

•

make any payment of principal, premium, if any, or interest on, or repay, repurchase or redeem, any of our debt securities or guarantees that rank equally with the debentures (“parity securities”) or junior to the debentures other than (i) any payment of current or deferred interest on parity securities and the debentures made pro rata to the amounts due on such parity securities and the debentures, (ii) any payments of deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities or (iii) any payment of principal on parity securities necessary to avoid a breach of the instrument governing such parity securities.

Optional Redemption

We may elect to redeem the debentures in $25 increments:

•

in whole at any time or in part from time to time on or after December 15, 2017, at a redemption price equal to their principal amount plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption; provided that if the debentures are not redeemed in whole, at least $25 million aggregate principal amount of the debentures must remain outstanding after giving effect to such redemption; or

•

in whole, but not in part, at any time prior to December 15, 2017, within 90 days of the occurrence of a “tax event” at a redemption price equal to $26 per $25 in principal amount of debentures being redeemed plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the date of redemption.

“Tax event” means that we will have received an opinion of counsel, rendered by a law firm of nationally recognized standing that is experienced in such matters, stating that, as a result of any:

•

amendment to, or change in (including any promulgation, enactment, execution or modification of) the laws (or any regulations under those laws) of the United States or any political subdivision thereof or therein affecting taxation;

•

official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision or administrative action or other official pronouncement interpreting or applying the laws or regulations enumerated in the preceding bullet point, by any court, governmental agency or regulatory authority; or

•

threatened challenge asserted in connection with an audit of us or any of our subsidiaries, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the debentures, which amendment or change is enacted or effective or which pronouncement or decision is announced or which challenge is asserted against us or becomes publicly known on or after the date of initial issuance of the debentures, there is more than an insubstantial increase in the risk that interest accruable or payable by us on the debentures is not, or will not be, deductible by us in whole or in part, for U.S. federal income tax purposes.

Redemption Procedures

If we give a notice of redemption in respect of any debentures, then prior to the redemption date, we will:

•

irrevocably deposit with the trustee or a paying agent for the debentures funds sufficient to pay the applicable redemption price of, and (unless the redemption date is an interest payment date) accrued interest (including compounded interest, if any) on, the debentures to be redeemed; and

•

give the trustee or such paying agent, as applicable, irrevocable instructions and authority to pay the redemption price to the holders upon surrender of the global certificate or such other certificates as we may have issued evidencing the debentures.

Notwithstanding the above, interest (other than interest (including compounded interest, if any) in respect of any deferral period) payable on or prior to the redemption date for any debentures called for redemption will be payable to the holders of the debentures on the relevant record dates for the related interest payment dates.

Once notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the debentures so called for redemption will cease, except the right of the holders of the debentures to receive the redemption price and any interest payable in respect of the debentures on or prior to the redemption date and the debentures will cease to be outstanding. In the event that any date fixed for redemption of debentures is not a business day, then payment of the redemption price will be made on the next business day (without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, the redemption payment will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of debentures called for redemption is improperly withheld or refused and not paid by us, interest on the debentures will continue to accrue at the then applicable rate from the redemption date originally established by us for the debentures to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding debentures by tender, in the open market or by private agreement.

If less than all of the debentures are to be redeemed, the particular debentures to be redeemed will be selected not more than 45 days prior to the redemption date by the trustee, from the outstanding debentures not previously called for redemption, by such method as the trustee in its sole discretion deems fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any debentures, provided that the unredeemed portion of the principal amount of any debenture shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such debenture. The trustee will promptly notify us in writing of the debentures selected for redemption and, in the case of any debentures selected for partial redemption, the principal amount thereof to be redeemed.

We may not redeem the debentures in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest (and compounded interest thereon), has been paid in full on all outstanding debentures for all interest payment periods terminating on or before the redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at its registered address. Unless we default in payment of the redemption price on the debentures, on and after the redemption date, interest will cease to accrue on the debentures or portions called for redemption.

Denominations

The debentures will be issued only in registered form in denominations of $25 each and integral multiples of $25 in excess thereof. We expect that the debentures will be held in book-entry form only, as described under “ — Book-Entry System —The Depository Trust Company,” and will be held in the name of The Depository Trust Company or its nominee.

Events of Default

The subordinated indenture will provide that any one or more of the following events with respect to the debentures that has occurred and is continuing constitutes an event of default:

•	the failure to pay interest in full, including compounded interest, on any debenture for a period of 30 days, other than during an interest deferral period, or on the maturity date;

•	the failure to pay principal of or premium, if any, on any debenture on the maturity date or upon redemption;

•

Torchmark fails to comply in any material respect with any of its agreements or covenants in, or any of the provisions of, the subordinated indenture with respect to the debentures (other than an agreement, covenant or provision for which non-compliance is otherwise provided as an event of default), and such non-compliance continues for a period of 60 days after there has been given to Torchmark by the trustee or to Torchmark and the trustee by the holders of at least 25% in principal amount of the debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default”;

•

certain defaults occur under any mortgage, agreement, indenture or instrument under which there may be issued, or by which there may be secured, guaranteed or evidences indebtedness of Torchmark, in an aggregate principal amount then outstanding of $10 million or more; or

•	certain events of our bankruptcy, insolvency or receivership.

If an event of default under the subordinated indenture arising from a default described in the first four bullet points above has occurred and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the debentures will have the right to declare the principal of and accrued but unpaid interest on the debentures to be due and payable immediately. If an event of default under the subordinated indenture arising from an event of our bankruptcy, insolvency or receivership has occurred, the principal of and accrued but unpaid interest on the debentures will automatically, and without any declaration or other action on the part of the trustee or any holder of debentures, become immediately due and payable. In case of any default that is not an event of default, there is no right to declare the principal amount of and accrued but unpaid interest on the debentures immediately payable.

In cases specified in the subordinated indenture, the holders of a majority in principal amount of the debentures may waive any default on behalf of all holders of the debentures, except a default in the payment of principal or interest or a default in the performance of a covenant or provision of the subordinated indenture which cannot be modified without the consent of each holder. We are required to file annually with the trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the subordinated indenture.

Within 90 days after the trustee’s knowledge of the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to the debentures, the trustee shall transmit by mail to all holders of debentures, notice of such default unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any debentures, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the holders of the debentures.

The holders of a majority of the aggregate outstanding principal amount of the debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debentures.

Satisfaction, Discharge and Defeasance

The defeasance, satisfaction and discharge provisions of the subordinated indenture will apply to the debentures. You should refer to the description of these provisions under “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” in the accompanying base prospectus.

Defeasance of Certain Covenants

The subordinated indenture provides that we may elect to defease certain covenants with respect to any debt securities including the debentures offered by this prospectus supplement. Such defeasance will take effect when we deposit, in trust for the benefit of the holders of such debentures, money or U.S. government obligations, or both, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay and discharge the entire amount of principal and interest (including compounded interest) on such debentures in accordance with their terms. Such defeasance may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that holders of the debentures will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to any debentures and such debentures are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust will be sufficient to pay amounts due on such debentures at their maturity but may not be sufficient to pay amounts due on the debentures upon any acceleration resulting from such event of default. In such case, we will remain liable for such payments.

Modification and Waiver

Modification of Subordinated Indenture

The modification provisions of the subordinated indenture will apply to the debentures. You should refer to the description of these provisions under “Description of Debt Securities — Modification of the Indentures” in the accompanying base prospectus.

Waiver of Default

The holders of not less than a majority in aggregate principal amount of the debentures then outstanding may, on behalf of the holders of all debentures, waive any past default under the subordinated indenture except a default in the payment of principal, premium, if any, or any interest on the debentures and a default in respect of a covenant or provision of the subordinated indenture which cannot be modified or amended without the consent of each holder of the debentures then outstanding.

Voting Rights

The debentures will not be entitled to voting rights, subject to any required consents described under “Description of Debt Securities — Modification of the Indentures” in the accompanying base prospectus.

Governing Law

The subordinated indenture and the debentures will be governed by, and construed in accordance with, the laws of the State of New York without regard to the principles of conflict of laws.

Listing

We intend to apply to list the debentures on the NYSE under the symbol “TMK PrB.” If the application is approved, we expect trading on the NYSE to begin within 30 days of the initial issuance of the debentures.

Book-Entry System — The Depository Trust Company

Upon issuance, the debentures will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC or a nominee thereof. Initial settlement for the debentures will be made in same day funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Unless and until it is exchanged in whole or in part for debentures in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Beneficial interests in the debentures will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

So long as DTC, or its nominee, is a registered owner of a debenture, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debentures represented by such debenture for all purposes under the subordinated indenture. Except as provided below, the actual owners of the debentures represented by a Debenture (the “beneficial owner”) will not be entitled to have the debentures represented by such debenture registered in their names, will not receive or be entitled to receive physical delivery of the debentures in definitive form and will not be considered the owners or holders thereof under the subordinated indenture.

Accordingly, each person owning a beneficial interest in a debenture must rely on the procedures of DTC and, if such person is not a participant of DTC (a “participant”), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the subordinated indenture. We understand that under existing industry practices, in the event that Torchmark requests any action of holders of the debentures or that an owner of a beneficial interest is entitled to give or take under the subordinated indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, as defined below, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the debentures. Offered securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more fully registered global securities will be issued for the debentures, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC (“direct participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc. and FINRA. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the debentures under DTC’s system must be made by or through direct participants, which will receive a credit for the debentures on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the debentures are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debentures, except in the limited circumstances that may be provided in the subordinated indenture.

To facilitate subsequent transfers, all debentures deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the debentures with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debentures. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the debentures. Under its usual procedures, DTC mails an Omnibus Proxy to Torchmark as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the debentures will be made in immediately available funds to DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee under the subordinated indenture or Torchmark, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of beneficial owners is the responsibility of Torchmark or the applicable agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

DTC may discontinue providing its services as securities depositary with respect to the debentures at any time by giving reasonable notice to Torchmark or the applicable agent. Under such circumstances, in the event that a successor securities depositary is not obtained, offered security certificates are required to be printed and delivered. Torchmark may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered security certificates will be printed and delivered.

About the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the subordinated indenture and will be the principal paying agent and registrar for the debentures. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. Currently, The Bank of New York Mellon Trust Company, N.A. serves as trustee with respect to the outstanding debt securities of Torchmark. Additionally, The Bank of New York Mellon, an affiliate of The Bank of New York Mellon Trust Company, N.A., serves as a lender under our existing $600 million credit facility.

The trustee under the subordinated indenture may resign or be removed with respect to one or more series of debt securities under the subordinated indenture and a successor trustee may be appointed to act with respect to such series.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the debentures. This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion applies only to debentures that are held as “capital assets,” within the meaning of the Code, by a holder (as defined below) who purchases debentures in the initial offering at their “issue price” (i.e., the first price at which a substantial amount of the debentures is sold to the public).

This discussion is for general information only and does not address all of the material tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons holding the debentures as part of a “straddle,” “hedge,” “conversion” or other integrated transaction, United States holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States and holders who mark securities to market for U.S. federal income tax purposes). This discussion does not address any state, local or foreign tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

For purposes of this discussion, a “United States holder” is a beneficial owner of a debenture that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U. S. federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or certain electing trusts in existence on August 20, 1996 to the extent provided in Treasury regulations.

For purposes of this discussion, a “non-United States holder” is a beneficial owner of a debenture that is neither a partnership (or other entity that is treated as a partnership for U.S. federal income tax purposes) nor a “United States holder”, and “holders” refers to United States holders and non-United States holders.

Persons considering the purchase of the debentures should consult their own tax advisors with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the debentures in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

Classification of the Debentures

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the debentures. Based upon an analysis of the relevant facts and circumstances, including certain assumptions and certain representations made by us, Maynard, Cooper & Gale, P.C., our special tax counsel, will render its opinion to the effect that under applicable law as of the issue date of the debentures, the debentures will be treated as indebtedness for U.S. federal income tax purposes (although there is no controlling authority directly on point). Such opinion is not binding on the Internal Revenue Service (“IRS”) or any court and there can be no assurance that the IRS or a court will agree with such opinion. No ruling is being sought from the IRS on any of the issues discussed herein. If the IRS were to successfully challenge the classification of the debentures as indebtedness, interest payments on the debentures would be treated for U. S. federal income tax purposes as dividends to the extent of Torchmark’s current or accumulated earnings and profits. In the case of non-United States holders, interest payments treated as dividends would generally be subject to withholding of U.S. federal income tax, except to the extent provided by an applicable income tax treaty. Holders should consult their own tax advisors regarding the tax consequences that will arise if the debentures are not treated as indebtedness for U.S. federal income tax purposes.

We agree, and by acquiring an interest in a debenture each beneficial owner of a debenture agrees, to treat the debentures as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment, except where specified.

Optional Redemption

We may redeem the debentures upon a Tax Event (see “Description of Debentures — Optional Redemption”). In the case of such a redemption of the debentures, we would be obligated to pay an amount in excess of 100% of the principal amount of the debentures (plus accrued interest thereon). We intend to take the position that the possibility of such payments does not result in the debentures being treated as contingent payment debt instruments under the applicable Treasury regulations. Our position is binding on holders except for a holder that discloses its contrary position in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and, if the IRS were to challenge such treatment, a United States holder might be required to accrue income on its debentures in excess of stated interest, and to treat as ordinary income rather than capital gain any gain realized on the taxable disposition of a debenture. You should consult your own tax advisor regarding the tax consequences if the debentures were treated as contingent payment debt instruments. The remainder of this discussion assumes that the debentures are not treated as contingent payment debt instruments.

United States Holders

Interest Income and Original Issue Discount

It is expected, and assumed for purposes of this discussion that, subject to the discussion below, the debentures will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes.

Treasury regulations provide that the possibility that interest on the debentures might be deferred could result in the debentures being treated as issued with OID, unless the likelihood of such deferral is remote. We believe that the likelihood of interest deferral is remote within the meaning of the Treasury regulations and therefore that the possibility of such deferral will not result in the debentures being treated as issued with OID in part because our exercise of the option to defer payments of stated interest on the debentures would, except for certain limited situations (see “Description of Debentures — Option to Defer Interest Payments — Certain limitations during a deferral period”), generally prevent us from (1) declaring or paying a dividend or making any other payment or distribution on shares of Torchmark capital stock, (2) redeeming, purchasing, acquiring or making a liquidation payment on any Torchmark capital stock and (3) making interest, principal or premium payment on, or repaying, repurchasing or redeeming, Torchmark indebtedness or guarantees that rank equally with or junior to the debentures. Based on these positions, stated interest payments on the debentures should be includible in your ordinary income at the time that those payments are received or accrued, depending on your regular method of accounting for U.S. federal income tax purposes. Our determination that these contingencies are remote is binding on you unless you disclose your contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS. There can be no assurance that the IRS or a court will agree with these positions. The meaning of the term “remote” in the Treasury regulations has not yet been addressed in any rulings or other guidance by the IRS or any court.

If the possibility of interest deferral were determined not to be remote, the debentures would be treated as issued with OID at the time of issuance, and all stated interest would be treated as OID. In such case, a United States holder would be required to include interest in income as it accrued, regardless of the holder’s regular method of accounting, using the constant-yield-to-maturity method of accrual, before such United States holder received any payment attributable to such income, and would not separately report the actual cash payments of interest on the debentures as taxable income.

Exercise of Deferral Option

Under the Treasury regulations, if we exercise our option to defer the payment of interest on the debentures, the debentures will be treated as if they had been redeemed and reissued for OID purposes. Accordingly, all remaining interest payments on the debentures (including interest on deferred interest) would be treated as OID, which you would be required to accrue and include in taxable income over the remaining term of the debentures, without regard to when the interest is actually paid on the debentures and without regard to your regular method of accounting for U.S. federal income tax purposes. The amount of OID income includible in your taxable income would be determined on the basis of a constant yield method over the remaining term of the debentures, and the actual receipt of future payments of stated interest on the debentures would no longer be separately reported as taxable income.

Sale, Exchange, Redemption or Other Disposition of Debentures

Upon the sale, exchange, redemption or other disposition of a debenture, a United States holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in the United States holder’s income, which will be taxable as ordinary income) on the sale, exchange, redemption or other disposition and such United States holder’s adjusted tax basis in the debenture. Assuming that interest payments on the debentures are not deferred and that the debentures are not treated as issued with OID, a United States holder’s adjusted tax basis in a debenture generally will be its initial purchase price. If the debentures are treated as issued with OID, a United States holder’s adjusted tax basis in a debenture generally will be its initial purchase price, increased by OID previously includible in such United States holder’s gross income to the date of disposition and decreased by payments received on the debenture since and including the date that the debenture was treated as issued with OID. That gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the debenture had been held for more than one year. Currently, a United States holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a United States holder to deduct capital losses is limited.

Medicare Tax

For taxable years beginning after December 31, 2012, if you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you will be subject to a 3.8% tax on the lesser of (1) your “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estate and trusts) for the relevant taxable year and (2) the excess of your “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). For these purposes, your net investment income generally will include your interest on the debentures and your net gains from the disposition of the debentures, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are an individual, estate or trust, you should consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debentures.

Non-United States Holders

Interest Income and OID

Subject to the discussion below concerning backup withholding, the following is a discussion of U.S. federal income tax and withholding tax considerations generally applicable to non-United States holders:

(a) payments of principal and interest (including OID, if applicable) with respect to a debenture held by or for a non-United States holder will not be subject to U.S. federal withholding tax, provided that, in the case of amounts treated as interest, (i) such non-United States holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such non-United States holder is not a controlled foreign corporation, within the meaning of section 957(a) of the Code, that is related, directly or indirectly, to us through stock ownership, and (iii) such non-United States holder complies with applicable certification requirements related to its non-U.S. status including, in general, furnishing an IRS Form W-8BEN or other applicable Form W-8; and

(b) a non-United States holder will generally not be subject to U.S. federal income or withholding tax on amounts treated as gain realized on the sale, exchange, redemption or other disposition of a debenture unless (i) that gain is effectively connected with such non-United States holder’s conduct of a trade or business in the United States (and, if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by such non-United States holder in the United States) or (ii) such non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If you are a foreign estate or trust, you may be subject to the Medicare tax described above under “—Medicare Tax.” You should consult your tax advisor regarding the applicability of the Medicare tax to your income or gain in respect of the debentures.

HIRE Act

The Hiring Incentives to Restore Employment Act (the “HIRE Act”) will, under certain circumstances, impose a withholding tax of 30% on payments of interest on the debentures to certain foreign entities on or after January 1, 2014, and the gross proceeds from a disposition of the debentures by certain foreign entities on or after January 1, 2015, in each case unless an exemption applies. The IRS has released proposed regulations that would exempt from the HIRE Act any debt instruments that are outstanding prior to January 1, 2013. Therefore, under the proposed regulations, the HIRE Act would not apply to the debentures unless they were treated as equity for U.S. federal income tax purposes. Prospective investors should consult their tax advisors regarding the possible implications of this legislation on their investment in the debentures.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest and principal payments made to, and to the proceeds of sales by, certain non-corporate United States holders. A United States holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing IRS Form W-9. In the case of a non-United States holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, redemption or other disposition of, a debenture if the statement referred to in clause (a)(iii) of the first paragraph under the heading “Non-United States Holder” has been received. Withholding agents must nevertheless report to the IRS and to each non-United States holder the amount of interest (including OID, if applicable) paid with respect to the debentures held by such non-United States holder and the rate of withholding (if any) applicable to such non-United States holder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the debentures by (a) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (b) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, (c) entities whose underlying assets are considered to include “plan assets” of any employee benefit plan, plan, account or arrangement described in preceding clause (a) or (b), or (d) any governmental plan, church plan, non-U.S. plan or other investor whose purchase or holding of the debentures would be subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or Section 4975 of the Code (being referred to collectively as “Similar Laws”) (each entity described in preceding clause (a), (b), (c) or (d), a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”), and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the debentures of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification and prohibited transaction provisions of ERISA or the Code or similar provisions under Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Parties in interest or disqualified persons could include, without limitation, us, the underwriters, the trustee, the holders of our existing debentures issued under the Subordinated Indenture, or any of our/their respective affiliates. For example, the acquisition and/or holding of debentures by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the debentures. These class exemptions include, without limitation, PTCE 84-14 relating to transactions determined by independent qualified professional asset managers, PTCE 90-1 relating to investments by insurance company pooled separate accounts, PTCE 91-38 relating to investments by bank collective investment funds, PTCE 95-60 relating to investments by life insurance company general accounts and PTCE 96-23 relating to transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and holding of the debentures, provided that neither a party in interest or disqualified person nor any of their affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). These exemptions do not, however, provide relief from the provisions of ERISA and the Code that prohibit self-dealing and conflicts of interest by plan fiduciaries.

Governmental plans, non-U.S. plans and certain church plans, while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws which may affect their investment in the debentures. Any fiduciary of such a governmental, non-U.S. or church plan considering an investment in the debentures should consult with its counsel before purchasing debentures to consider the applicable fiduciary standards and to determine the need for, and, if necessary, the availability of, any exemptive relief under such Similar Laws.

Because of the foregoing, the debentures should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a debenture (or any interest therein), each purchaser and subsequent transferee of a debenture will be deemed to have represented and warranted that on each day such person holds the debenture either (i) it is not a Plan and no portion of the assets used by such purchaser or transferee to acquire and hold the debentures constitutes assets of any Plan or (ii) the purchase and holding of the debentures by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the debentures on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the debentures. Purchasers of the debentures have exclusive responsibility for ensuring that their purchase and holding of the debentures do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any debentures to a Plan is in no respect a representation by us or any of our affiliates or representatives that such investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

We believe that the debentures would not be treated as equity securities for ERISA purposes.

UNDERWRITING

We are offering the debentures through the underwriters named below for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as representatives. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters, and each underwriter has agreed to purchase, the principal amount of the debentures set forth opposite the underwriter’s name below.

Underwriter	Principal Amount of Debentures
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	$45,000,000
Wells Fargo Securities, LLC	45,000,000
U.S. Bancorp Investments, Inc.	13,125,000
BNY Mellon Capital Markets, LLC	4,375,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	4,375,000
Comerica Securities, Inc.	4,375,000
Keefe, Bruyette & Woods, Inc.	4,375,000
KeyBanc Capital Markets Inc.	4,375,000

Total	$125,000,000

The underwriters have agreed to purchase all of the debentures sold pursuant to the underwriting agreement if any of these debentures are purchased. If an underwriter defaults, the underwriting agreement provides that the underwriting commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the debentures, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the debentures, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Underwriting Discount

The underwriters have advised us that they propose initially to offer the debentures to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of $0.50 per debenture sold to retail accounts and $0.30 per debenture sold to institutional accounts. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.45 per debenture to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering.

Paid By Us
Per debenture	$0.720455
Total	$3,602,275

The underwriting discount reflects 3,834,000 debentures sold to retail investors, for which the underwriters will receive an underwriting discount of $0.7875 per debenture, and 1,166,000 debentures sold to institutional investors, for which the underwriters will receive an underwriting discount of $0.50 per debenture.

We estimate that our expenses in connection with the offering of the debentures, not including the underwriting discount, will be approximately $390,000 and will be payable by us.

New Issue of Debentures

The debentures are a new issue of securities with no established trading market. We intend to apply to list the debentures on the NYSE under the symbol “TMK PrB.” If the application is approved, we expect trading in the debentures on the NYSE to begin within 30 days of the original issue date of the debentures. The underwriters have advised us that they presently intend to make a market for the debentures as permitted by applicable laws and regulations, but they have no obligation to do so and may discontinue market making at any time without providing any notice. No assurance can be given as to the liquidity of any trading market for the debentures. If an active public trading market for the debentures does not develop, the market price and liquidity of the debentures may be adversely affected.

We expect that delivery of the debentures will be made to the underwriters against payment therefor on or about September 24, 2012, which will be the fifth business day following the date of this prospectus supplement (this settlement date being referred to as “T+5”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade debentures on the date of this prospectus supplement, or either of the two immediately succeeding business days, will be required, by virtue of the fact that the debentures initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the debentures. Such transactions consist of bids or purchases to peg, fix or maintain the price of the debentures. If the underwriters create a short position in the debentures in connection with the offering, i.e., if they sell more debentures than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing debentures in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the debentures. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us. For example, affiliates of the underwriters are participants in our credit facility. They have received, and may receive, customary fees, expenses and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates, including our 7.100% Trust Originated Preferred Securities® due 2046 issued by Torchmark Capital Trust III, a subsidiary of ours, and, therefore, the underwriters and/or their respective affiliates may indirectly receive a portion of the net proceeds from this offering. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the debentures offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debentures offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

On September 17, 2012, we priced a concurrent offering for the 2022 Notes. The closing of the offering of the debentures offered hereby is not conditioned on the closing of the offering of the 2022 Notes. Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives of the underwriters in the offering of the 2022 Notes.

LEGAL MATTERS

The validity of the debentures offered hereby and certain tax matters relating to the offering will be passed upon for us by Maynard, Cooper & Gale, P.C., Birmingham, Alabama. Certain legal matters relating to the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from Torchmark’s Current Report on Form 8-K dated June 29, 2012 (as amended by Amendment No. 1 on Form 8-K/A filed with the SEC on September 13, 2012), and the effectiveness of Torchmark’s internal control over financial reporting incorporated in this prospectus supplement by reference from Torchmark’s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference which (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and include an explanatory paragraph referring to the effects of the retrospective application of accounting guidance adopted on January 1, 2012 relating to the accounting for costs associated with acquiring or renewing insurance contracts and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Purchase Contracts

Units

TORCHMARK CAPITAL TRUST IV

TORCHMARK CAPITAL TRUST V

Preferred Securities

guaranteed by Torchmark Corporation

We may offer from time to time, in amounts, at prices and on other terms to be determined at the time of offering, senior or subordinated debt securities, preferred stock or common stock, depositary shares, warrants, purchase contracts, trust preferred securities, as well as units that include any of these securities or securities of other entities. This prospectus describes some of the general terms that may apply to these securities. We will provide more specific terms of the securities we may offer in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement and a pricing supplement, if any.

Torchmark Corporation’s common stock is listed on the New York Stock Exchange under the symbol “TMK.” Unless stated otherwise in a prospectus supplement, the securities offered hereby will not be listed on a national securities exchange.

We may offer and sell these securities to or through one or more underwriters, dealers, agents or other third parties, or directly to one or more purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

Investing in our securities involves risks. We urge you to read carefully the information included or incorporated by reference in this prospectus or any applicable prospectus supplement for a discussion of the factors you should consider before deciding to invest in any securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 29, 2012.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Torchmark,” “we,” “us” and “our” and similar terms are to Torchmark Corporation and its consolidated subsidiaries. Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “Trusts” are to Torchmark Capital Trust IV and Torchmark Capital Trust V, collectively, and references to a “Trust” are to Torchmark Capital Trust IV or Torchmark Capital Trust V, individually.

ABOUT THIS PROSPECTUS

This prospectus relates to a joint registration statement filed by Torchmark and the Trusts with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process (the “registration statement”). Under this shelf process as described in the registration statement we, and in the case of an offering of trust preferred securities, the Trusts, may sell any combination of the securities described in this prospectus from time to time in one or more offerings. In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale.

This prospectus only provides you with a general description of the securities we or the Trusts may offer. Each time we or the Trusts sell securities, we or the Trusts, as the case may be, will provide a prospectus supplement to this prospectus that will contain specific information about the terms of the securities being offered and that offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the exhibits to the registration statement, provides additional relevant information about us, the Trusts and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC office mentioned under the heading “Where You Can Find More Information.” General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our web site at www.torchmarkcorp.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our web site is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we, the Trusts nor any underwriters or agents, have authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of the offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$”).

TORCHMARK CORPORATION

Torchmark is an insurance holding company that provides protection life and supplemental health insurance and related products. Torchmark was incorporated in Delaware on November 29, 1979. It is the ultimate parent company of Liberty National Life Insurance Company, Globe Life And Accident Insurance Company, United American Insurance Company, and American Income Life Insurance Company. Globe Life And Accident is a direct-response provider of life insurance known for its administrative efficiencies. American Income provides individual life insurance to labor union members. Liberty National is one of the oldest traditional insurers in the Southeast. United American is a consumer-oriented provider of Medicare supplement as well as other supplemental health insurance.

Torchmark’s principal executive offices are located at 3700 South Stonebridge Drive, McKinney, Texas 75070, and its telephone number is (972) 569-4000. Unless the context otherwise indicates, the terms “Torchmark,” “we,” “us” or “our” means Torchmark Corporation and its consolidated subsidiaries.

THE TRUSTS

We created two Delaware statutory trusts by executing, as sponsor, two declarations of trust with four appointed trustees for each trust. The trusts are named Torchmark Capital Trust IV and Torchmark Capital Trust V (each a “Trust” and collectively the “Trusts”). Prior to the issuance of trust preferred securities, we will file an Amended and Restated Declaration of Trust for the Trust that will issue the trust preferred securities. The trust declaration will state the terms and conditions for the Trust to issue and sell its preferred securities and its common securities. A form of trust declaration is filed as an exhibit to the registration statement of which this prospectus is a part.

Each of the Trusts exists for the exclusive purposes of:

•	issuing and selling its trust preferred securities, which represent preferred undivided beneficial ownership interests in such Trust’s assets;

•

issuing its trust common securities, which represent common undivided beneficial ownership interests in such Trust’s assets, to us in a total liquidation amount equal to at least 3% of the Trust’s total capital;

•	using the proceeds from the sales of its trust preferred securities and trust common securities to purchase one or more series of our debt securities;

•	distributing the cash payments it receives from us on the debt securities to the holders of the trust preferred securities;

•	maintaining the trust’s status as a grantor trust for federal income tax purposes; and

•	engaging in only those other activities that are necessary, advisable or incidental to these purposes, such as registering the transfer of preferred securities.

Any debt securities we sell to a Trust will be the sole assets of such Trust, and, accordingly, payments under the senior or subordinated debt securities will be the sole revenues of such Trust.

We will acquire and own all of the trust common securities of each Trust. Unless otherwise stated in the applicable prospectus supplement, the trust common securities will represent an aggregate liquidation amount equal to at least 3% of each Trust’s total capitalization. The trust preferred securities will represent the remaining approximately 97% of such Trust’s total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if an event of default under the related trust declaration or trust preferred securities guarantee has occurred, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will rank lower in priority of payment than the trust preferred securities.

We will guarantee the trust preferred securities as described later in this prospectus and the applicable prospectus supplement.

We have appointed the following trustees to conduct the Trusts’ business and affairs:

•	BNY Mellon Trust of Delaware, as the Delaware trustee; and

•	three officers of Torchmark as the regular trustees.

Prior to the issuance of any trust preferred securities, we will also appoint The Bank of New York Mellon Trust Company, N.A. as property trustee for each of the Trusts. Only Torchmark, as the only holder of the trust common securities of each Trust, can remove or replace the trustees, except that if an event of default under the related subordinated indenture occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove and replace the property trustee and the Delaware trustee. In addition, we can increase or decrease the number of trustees.

The property trustee under the declarations of trust will also act as guarantee trustee under the trust preferred securities guarantee and as indenture trustee under the subordinated debt indenture.

The duties and obligations of each trustee are governed by the declarations of trust. As issuer of the debt securities to be purchased by the Trusts and as borrower under the applicable indenture, we will pay all fees and expenses related to each Trust and to each offering of the related preferred securities (except each Trust will pay for its obligations under the related trust preferred and trust common securities) and we will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trusts is c/o Torchmark Corporation, 3700 South Stonebridge Drive, McKinney, Texas 75070, and the telephone number is (972) 569-4000.

The Trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the Trusts will not have any independent operations. The Trusts exist solely for the reasons stated above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the information incorporated by reference may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Torchmark’s current view with respect to future events and financial performance. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or the negative of those words or other comparable terminology. All statements, other than statements of historical facts, may be forward-looking statements. These forward-looking statements are subject to inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from historical results or anticipated results. For a discussion of factors that could cause actual results to differ, please see the discussion contained in the applicable prospectus supplement and in other information contained in our publicly available SEC filings. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made, and neither Torchmark nor any of our agents or dealers can give assurance that such statements will prove to be correct. Torchmark undertakes no obligation to update, review or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of earnings to fixed charges for Torchmark for each of the periods indicated.

	Quarter Ended March 31,				Year Ended December 31,
	2012		2011		2011		2010		2009		2008		2007
Ratio of earnings to fixed charges: (unaudited)
Excluding interest credited on deposit products	9.5	x	8.4	x	10.1	x	10.7	x	8.6	x	10.1	x	10.9	x
Including interest credited on deposit products	5.5	x	4.9	x	5.8	x	6.1	x	5.0	x	5.8	x	6.7	x

For purposes of computing these ratios, “earnings” represent consolidated income from continuing operations before income taxes and fixed charges. “Fixed charges” represent interest expense, including interest credited on deposit products where indicated, amortization of bond issue costs and that portion of rental expense deemed representative of the interest factor.

A ratio of earnings to combined fixed charges and preferred stock dividends is not presented as the results do not differ from the ratio of earnings to fixed charges presented above.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains a summary of our common stock, preferred stock, depositary shares, debt securities, warrants, units, preferred securities of the Trusts, and preferred securities guarantees of Torchmark relating to each Trust. The securities issued by each Trust will be identical, except as otherwise described in the prospectus supplement for such securities. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement contain the material terms and conditions for each security.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete. You should also read our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Amended and Restated Bylaws (the “Bylaws”) and the Delaware General Corporation Law. We have filed copies of the Certificate of Incorporation and the Bylaws with the SEC. These documents are incorporated by reference into the registration statement of which this prospectus is a part.

We have 325,000,000 shares of capital stock authorized, of which 320,000,000 shares are common stock, par value $1.00 per share, and 5,000,000 shares are preferred stock, par value $1.00 per share. As of June 15, 2012, we had 95,358,635 shares of common stock issued and outstanding (excluding treasury shares), and 350,862 shares of preferred stock issued and outstanding. All of our issued and outstanding shares of preferred stock are held by our wholly-owned insurance company subsidiaries and are therefore not considered to be issued and outstanding for purposes of our consolidated financial statements.

No holders of our capital stock are entitled to preemptive rights.

Common Stock

Dividends. Subject to the rights of the holders of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to such dividends as the Board of Directors may declare out of legally available funds. The issuance of dividends will depend upon, among other factors deemed relevant by the Board of Directors, Torchmark’s financial condition, results of operations, cash requirements, future prospects and regulatory restrictions on the payment of dividends by Torchmark’s subsidiaries. There is no assurance that Torchmark will declare and pay any dividends.

Voting Rights. The holders of our common stock will possess exclusive voting rights in Torchmark, except to the extent the Board of Directors specifies voting power with respect to any preferred stock issued. Except as hereinafter described, holders of common stock are entitled to one vote for each share of common stock, but will not have any right to cumulate votes in the election of directors.

Liquidation and Dissolution. In the event of liquidation, dissolution or winding up of Torchmark, the holders of common stock are entitled to receive, after payment of all of Torchmark’s debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any remaining assets of Torchmark.

Other Rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights.

Miscellaneous. Any shares of common stock sold hereunder will be fully paid and nonassessable. The transfer agent and registrar for Torchmark’s common stock is The Bank of New York Mellon. The common stock is listed on the New York Stock Exchange under the symbol “TMK” and on the International Stock Exchange in London, England under the symbol “TMK.”

Preferred Stock

Pursuant to our Certificate of Incorporation, our Board of Directors has the authority, without further stockholder action, to issue a maximum of 5,000,000 shares of preferred stock. Our Board of Directors has the authority to determine or fix the rights, preferences, privileges and other terms and conditions with respect to shares of any series of preferred stock. The following is a general description of the terms of our preferred stock. The particular terms of any series of preferred stock offered hereby will be set forth in a prospectus supplement relating to such securities. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designations adopted by our Board of Directors or a duly authorized committee of our Board of Directors. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock that will be set forth in a prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designations relating to such series. In all respects, regardless of series, the preferred stock will rank in preference to Torchmark’s common stock as to payment of dividends and as to distribution of assets of Torchmark upon the liquidation, dissolution or winding up of Torchmark. Upon issuance against full payment of their purchase price, shares of preferred stock will be fully paid and nonassessable.

Dividends. Holders of a series of preferred stock will be entitled to receive, when, as and if declared by our Board of Directors out of any funds legally available for that purpose, dividends in cash at such rates, payable on such dates in each year and in respect of such dividend periods, as stated in Torchmark’s Certificate of Incorporation or the certificate of designations for that series of preferred stock, before any dividends may be declared, paid or set apart for payment upon the common stock or any other class of stock ranking junior to that series of preferred stock. No dividend may be declared or paid on any series of preferred stock unless at the same time a dividend in like proportion to the designated dividend amounts has been declared or paid on each other series of preferred stock then issued and outstanding ranking prior to or on a parity with that particular series with respect to the payment of dividends. Dividends on preferred stock may be either cumulative or noncumulative.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of preferred stock of each series (if any shares thereof are then issued and outstanding) will be entitled to payment of the applicable liquidation price or prices plus accrued dividends, out of our available assets, in preference to the holders of common stock or any other class of stock ranking junior to such series of preferred stock upon liquidation, dissolution or winding up.

Redemption and Conversion. Each series of preferred stock will be subject to redemption, if applicable, on such terms, at such prices and on such dates as may be set forth in the applicable certificates of designations. The preferred stock will not be convertible.

Voting Rights. The holders of the preferred stock have no voting rights except as specifically required by statute and except for certain voting rights specifically provided in Torchmark’s Certificate of Incorporation, including the certificates of designations creating the various series of such stock. Voting rights of the preferred stock will be noncumulative.

Outstanding Preferred Stock

As of June 15, 2012, Torchmark had 350,862 shares of Cumulative Preferred Stock, Series A, issued and outstanding, of which 279,493 shares are 6.50% Cumulative Preferred Stock, Series A, and 71,369 shares are 7.15% Cumulative Preferred Stock, Series A (collectively, the “Series A Preferred Stock”). All of our issued and outstanding shares of Series A Preferred Stock are held by our wholly-owned insurance company subsidiaries.

Holders of the Series A Preferred Stock are entitled to receive, if, when, and as declared by our Board of Directors out of legally available assets, cumulative cash dividends at the stated percentage per annum of the face value, which face value is equal to $1,000 per share of Series A Preferred Stock. These dividends are payable semi-annually in arrears (on each June 30 and December 31, with respect to the 6.50% Series A Preferred Stock, and on each May 15 and November 15 with respect to the 7.15% Series A Preferred Stock). When dividends are not paid in full upon the Series A Preferred Stock and any other parity stock, dividends upon such stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the current dividend period per share on the Series A Preferred Stock, and accrued dividends, including any accumulations on such parity stock, bear to each other. In the event that full cumulative semi-annual dividends have not been declared and paid or set apart for payment, we may not declare or pay dividends on or repurchase or redeem our common stock or any other stock ranking junior to the Series A Preferred Stock, except that dividends may be paid in shares, options, warrants or rights. No interest will be payable in respect of any dividend payment that may be in arrears.

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, the holders of the Series A Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution in the amount of $1,000 per share, plus any accrued and unpaid dividends, out of our assets legally available for distribution to our stockholders, before any distribution is made to holders of our common stock or any securities ranking junior to the Series A Preferred Stock and subject to the rights of the holders of any class or series of securities ranking senior to or on parity with the Series A Preferred Stock upon liquidation and the rights of our creditors.

We may, at the option of our Board of Directors, redeem the Series A Preferred Stock in whole or in part, in multiples of $1,000,000, at the redemption price of $1,000 per share plus any accrued and unpaid dividends, without interest; provided, however, that we may not redeem less than all of the outstanding Series A Preferred Stock unless full cumulative dividends have been paid for all past dividend periods. Notwithstanding our right to redeem the Series A Preferred Stock, we have no obligation to repurchase or otherwise retire the Series A Preferred Stock by sinking fund or otherwise.

Holders of our Series A Preferred Stock do not have any voting rights and are not entitled to elect any directors, except as required by law and as further described below.

If, on the date used to determine stockholders of record for any meeting of stockholders at which directors are to be elected, we have failed to pay, or declare and set aside for payment, full dividends on the Series A Preferred Stock or any other class or series of parity stock for three semi-annual dividend periods (whether or not consecutive), the holders of the Series A Preferred Stock, voting together as a single and separate class with the holders of all outstanding parity stock, will have the right to elect two directors to our Board of Directors, and such right will continue until all dividend payments have been declared and paid or set apart for payment. If and when all rights of holders of our Series A Preferred Stock and parity stock to elect directors shall have ceased, the terms of office of all the directors elected by preferred stockholders under this provision shall immediately terminate. Until all dividend payments have been declared and paid or set apart for payment, any director who has been elected as described above can be removed, at any time, with or without cause, only by the holders of a majority of the Series A Preferred Stock and parity stock entitled to elect such director, at a special meeting of those stockholders called for that purpose, and any vacancy may be filled by a vote of such holders.

So long as any shares of our Series A Preferred Stock are outstanding, the vote or consent of the holders of at least 66 2/3% of the shares of our Series A Preferred Stock at the time outstanding, voting as a class with all other series of preferred stock ranking equal with the Series A Preferred Stock and entitled to vote thereon, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

•

the authorization, creation or issuance of any series of preferred stock ranking senior to the Series A preferred stock in the payment of dividends or in the distribution of assets on our liquidation, dissolution or winding-up; or

•

any amendment, alteration or repeal of any provision, whether by merger, consolidation or otherwise, of our Certificate of Incorporation that would adversely affect the preferences, rights, powers or privileges of the Series A Preferred Stock.

If an amendment, alteration, repeal, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Series A Preferred Stock for this purpose), then only those series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock. Our Certificate of Incorporation may be amended to increase the number of authorized shares of common stock or parity or junior preferred stock without the vote of the holders of the outstanding Series A Preferred Stock.

Notwithstanding the foregoing description of voting rights, for as long as the shares of Series A Preferred Stock are owned by our insurance company subsidiaries or any other majority-owned subsidiary, such shares have no voting rights under Delaware law.

Holders of the Series A Preferred Stock have no right to convert such shares into, or exchange them for, shares of any other class or classes or any other series of our capital stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Provisions of Delaware Law

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the Delaware General Corporation Law, which restricts specified business combinations between us and an “interested stockholder” or its affiliates or associates for a period of three years following the time that the stockholder becomes an “interested stockholder.” In general, an “interested stockholder” is defined for purposes of Delaware law as a stockholder owning 15% or more of our outstanding voting stock. The restrictions do not apply if:

•

prior to an interested stockholder becoming such, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction which resulted in any person becoming an interested stockholder, such interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by employee stock ownership plans and persons who are both directors and officers of Torchmark; or

•

at or subsequent to the time an interested stockholder becomes such, the business combination is both approved by our Board of Directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 66  2/3% of the outstanding voting stock not owned by the interested stockholder.

Under some circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203. Our Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approves, prior to the date on which a stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Provisions of Our Certificate of Incorporation and Bylaws

The summary below describes certain provisions of our Certificate of Incorporation and Bylaws which may have the effect, either alone or in combination with the provisions of Section 203 discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our Board of Directors but that a stockholder might consider to be in such stockholder’s best interest.

Number of Directors; Filling Vacancies; Removal of Certain Directors. Our Bylaws provide that the number of directors shall consist of not less than seven nor more than 15 persons, with the exact number to be fixed by a majority vote of the entire Board of Directors. Furthermore, our Bylaws provide that any vacancies will be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), or if all directors have been removed, by a majority vote of the stockholders. Accordingly, absent an amendment to the Bylaws, our Board of Directors could prevent any stockholder from enlarging the Board of Directors and filling the new directorships with such stockholder’s own nominees. Our Board is currently in the process of being declassified. Commencing with the Board’s class of directors elected at the 2011 annual meeting, directors stand for election for one-year terms, expiring at the next succeeding annual meeting of the stockholders, except that the three directors elected at the 2010 annual meeting of the stockholders shall continue to hold office until the end of the three-year terms for which they were elected and will stand for election for one-year terms thereafter. Commencing in 2013, all directors will be elected on an annual basis. In all cases, each director will hold office until his or her successor has been elected and qualified. The three directors elected at the 2010 annual meeting may only be removed by a majority of the outstanding voting stock for cause, until the completion of their terms at the 2013 annual meeting of the stockholders. All remaining directors may be removed by a majority of the outstanding voting stock with or without cause.

Special Meetings of Stockholders. Our Bylaws provide that special meetings of stockholders can be called only by our Board of Directors by a resolution adopted by a majority of the Board of Directors or upon the written request of holders of 25% of the total voting power of the outstanding stock entitled to vote on the matter or matters proposed to be brought before the proposed special meeting, subject to compliance with certain procedural requirements. Additionally, the business permitted to be conducted at any special meeting of stockholders called by the Board of Directors is limited to the business brought before the meeting by the Board of Directors.

The provisions of our Bylaws permitting special meetings to be called only at the request of a majority of the Board of Directors or upon the written request of holders of 25% of our common stock may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions. Our Bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election as directors at an annual meeting of stockholders and to bring business before an annual meeting of our stockholders. Our Bylaws provide that only persons who are nominated by or at the direction of our Board or by a stockholder who has given timely written notice to our secretary will be eligible for election as our directors. Our Bylaws also provide that any matter to be presented at any meeting of stockholders must be presented either by our Board or by a stockholder in compliance with the procedures in our Bylaws. A stockholder must give timely written notice to our secretary of such stockholder’s intention to present a matter before an annual meeting of the stockholders.

The advance notice procedures may have the effect of precluding the conduct of certain business at a meeting, including nominations of director candidates, if proper notice is not provided. Additionally, these provisions make it more difficult and time-consuming to bring a matter before our stockholders without the consent of our Board, and thus reduce our vulnerability to an unsolicited takeover proposal.

Issuance of Additional Preferred Stock. Our Certificate of Incorporation authorizes the Board of Directors to create and issue additional preferred stock for such consideration and on such terms as it may determine. The rights assigned to a series of preferred stock by the Board of Directors, including voting, dividend, redemption, liquidation and conversion rights, may delay, discourage or prevent a change in control of Torchmark. For example, the Board of Directors has the power, to the extent consistent with its fiduciary duties, to issue a series of preferred stock with preferential voting rights to persons friendly to management to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position.

No cumulative voting. Stockholders do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the then outstanding shares of voting stock can elect all of the members of the Board of Directors.

Amendment of Bylaws. Our Certificate of Incorporation and Bylaws grant our Board of Directors the power to alter, amend or repeal our Bylaws, or adopt new Bylaws, by an affirmative vote of a majority of the Board of Directors. Our stockholders may also alter, amend and repeal our Bylaws, or adopt new Bylaws.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

Torchmark may choose to offer fractional interests in debt securities or fractional shares of common stock or preferred stock. Torchmark may issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

Torchmark will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between Torchmark and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever Torchmark redeems debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock

Upon receipt of notice of any meeting at which the holders of depositary shares are entitled to vote, or of any request for instructions or directions from the holders of depositary shares, the depositary will mail to such holders the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. Torchmark will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from the holders of depositary shares.

Amendment and Termination of the Deposit Agreement

Torchmark and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•

if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

•

there has been a final distribution in respect of the common stock or preferred stock, including in connection with the liquidation, dissolution or winding-up of Torchmark, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Torchmark notice of its election to do so. Torchmark also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Torchmark must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

Torchmark will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Torchmark will pay charges of the depositary in connection with the initial deposit of the debt securities or common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from Torchmark which are delivered to the depositary and which Torchmark is required or otherwise determines to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither Torchmark nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither Torchmark nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. Torchmark and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which Torchmark and the depositary believe to be genuine.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The following is a summary of the general terms of the trust preferred securities. We will file a prospectus supplement that may contain additional terms when a Trust issues preferred securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the trust preferred securities to be sold. You should also read the trust declaration for each Trust and the indentures between Torchmark and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the issuance of the debt securities by Torchmark. We have filed these documents with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

Each trust declaration will authorize the regular trustees to issue on behalf of a Trust one series of trust preferred securities that will have the terms described in a prospectus supplement. A Trust will use the proceeds from the sale of its preferred and common securities to purchase a series of our debt securities. The property trustee will hold the debt securities in trust for the benefit of the holders of the trust preferred and trust common securities.

Torchmark will guarantee the trust preferred securities under a Trust Preferred Securities Guarantee. We will agree to make payments of distributions and payments on redemption or liquidation concerning a Trust’s trust preferred securities, but only if the Trust has funds available to make those payments and has not done so. See “Description of the Trust Preferred Securities Guarantees” on page 28.

The assets of a Trust available for distribution to the holders of its trust preferred securities will be limited to payments from us under the series of debt securities held by the Trust. If we fail to make a payment on the related debt securities, the Trust will not have enough funds to make related payments, including distributions on its preferred securities.

Each guarantee, when taken together with our obligations under the related series of debt securities and the indenture and the related trust declaration, will provide a full and unconditional guarantee of amounts due on the trust preferred securities issued by a Trust.

Each trust declaration will be qualified as an indenture under the Trust Indenture Act of 1939. Each property trustee will act as indenture trustee for the trust preferred securities to be issued by the applicable Trust, in order to comply with the provisions of the Trust Indenture Act.

Each series of trust preferred securities will have the terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or restrictions as are described in the relevant trust declaration or made part of the trust declaration by the Trust Indenture Act or by the Delaware Statutory Trust Act. The terms of the preferred securities will mirror the terms of the debt securities held by the applicable Trust.

The prospectus supplement relating to the trust preferred securities of a Trust will describe the specific terms of the preferred securities, including:

•	the name of the trust preferred securities;

•	the dollar amount and number of trust preferred securities issued;

•

the annual distribution rate(s), or method of determining the rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions and the place(s) where distributions and other amounts payable will be paid;

•	any provision relating to deferral of distribution payments;

•	the date from which distributions shall be cumulative;

•	the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which trust preferred securities will be purchased or redeemed, in whole or in part;

•	the terms and conditions, if any, upon which the applicable series of debt securities may be distributed to holders of such trust preferred securities;

•	the voting rights, if any, of holders of the trust preferred securities;

•	any securities exchange on which the trust preferred securities will be listed;

•

whether such trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for such global certificates and the specific terms of the depositary arrangements; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of such trust preferred securities.

Each prospectus supplement will describe the United States federal income tax considerations applicable to the purchase, holding and disposition of the series of trust preferred securities covered by the prospectus supplement.

Liquidation Distribution Upon Dissolution

Unless otherwise specified in the applicable prospectus supplement, each trust declaration will state that the related Trust shall be dissolved:

•	upon the expiration of the term of such Trust;

•	upon the bankruptcy of Torchmark;

•	upon the filing of a certificate of dissolution or its equivalent by Torchmark;

•	upon the consent of at least a majority in liquidation amount of the trust preferred securities of the related Trust to dissolve the Trust;

•	90 days after the revocation of our charter and the charter is not reinstated during that 90-day period;

•

upon the written direction from us to dissolve the Trust and, after the Trust pays all amounts owed to creditors of the Trust, to distribute the related debt securities directly to the holders of the trust preferred and trust common securities of the applicable Trust in exchange for those securities within 90 days after notice, as long as the property trustee and the regular trustees receive an opinion of counsel experienced in such matters to the effect that the holders of the trust preferred and the trust common securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and the distribution of the debt securities;

•

upon the occurrence of adverse tax or other specified events that cause the Trust to be dissolved, following which, after the Trust pays all amounts owed to creditors of the Trust, the related debt securities will be distributed directly to the holders of the trust preferred and trust common securities of the Trust;

•	before the issuance of any securities with the consent of all regular trustees and Torchmark;

•	upon the redemption of all of the trust common and trust preferred securities of such Trust; or

•	upon entry of a court order for the dissolution of Torchmark or such Trust.

Unless otherwise specified in the applicable prospectus supplement, in the event of a dissolution, after the Trust pays all amounts owed to creditors of the Trust, the holders of the trust preferred and trust common securities issued by the Trust will be entitled to receive:

•

cash equal to the aggregate liquidation amount of each trust preferred and trust common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions to the date of payment; unless

•

debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the trust preferred and trust common securities are distributed to the holders of the trust preferred and trust common securities, in each case with accumulated but unpaid dividends.

After the liquidation date is fixed for any distribution of debt securities:

•	the trust preferred securities will no longer be deemed to be outstanding;

•

DTC or its nominee, as the registered holder of the trust preferred securities, will receive a registered global certificate or certificates representing debt securities to be delivered upon distribution with respect to the trust preferred securities held by DTC or its nominee; and

•

any certificates representing trust preferred securities not held by DTC or its nominee will be deemed to represent debt securities having a principal amount equal to the stated liquidation amount of the trust preferred securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on the trust preferred securities until the holder of those certificates presents them to the registrar for the trust preferred securities for transfer or reissuance.

If the Trust cannot pay the full amount due on its trust preferred and trust common securities because it does not have enough assets for payment, then the amounts the Trust owes on its trust preferred and trust common securities will be proportionately allocated. However, if an event of default under the related trust declaration or trust preferred securities guarantee has occurred, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

Events of Default

An event of default under the indenture relating to a series of debt securities is an event of default under the trust declaration of the Trust that owns those debt securities. See “Description of Debt Securities – Events of Default.”

Under the trust declaration, we, as the holder of the trust common securities, will be treated as if we have waived an event of default under the trust declaration that affects us until all events of default under the trust declaration affecting the trust preferred securities have been cured, waived or eliminated.

Torchmark and the regular trustees of a Trust must file annually with the applicable property trustee a certificate stating whether or not Torchmark is in compliance with all the applicable conditions and covenants under the related trust declaration.

Upon the happening of an event of default under the trust declaration, the property trustee of the applicable Trust, as the sole holder of the debt securities held by that Trust, will have the right under any indenture to declare the principal of, premium, if any, and interest on such debt securities to be immediately due and payable.

If a property trustee fails to enforce its rights under the related trust declaration or any indenture to the fullest extent permitted by law and by the terms of the trust declaration and any indenture, any holder of the trust preferred securities issued by the Trust may sue us, or seek other remedies, to enforce the property trustee’s rights under the trust declaration or any indenture without first instituting a legal proceeding against the property trustee or any other person. In addition, the property trustee is under no obligation to exercise any of the rights or powers given it by the applicable trust declaration at the request or direction of any holder of trust preferred securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might occur in compliance with such request or direction.

If we fail to pay principal, premium, if any, or interest on a series of debt securities when payable, then a holder of the related trust preferred securities may directly sue us, or seek other remedies, to collect its proportional allocation of payments owned.

Removal and Replacement of Trustees

Only we, as the only holder of a Trust’s trust common securities, have the right to remove or replace the trustees of such Trust, except that if an event of default under the indenture has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove and replace the property trustee and the Delaware trustee. The resignation or removal of any trustee and the appointment of a successor trustee shall be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the trust declaration for that Trust.

Conversion or Exchange Rights

The terms that govern whether trust preferred securities of any series are convertible into or exchangeable for securities of ours will be set forth in the prospectus supplement relating to the trust preferred securities. The terms will include provisions regarding whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions that adjust the number of securities of ours that the holders of trust preferred securities may receive.

Mergers, Consolidations or Amalgamations of the Trusts

A Trust may not consolidate, amalgamate, merge with or into, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other corporation or other body (“Merger Event”), except as described below. A Trust may, with the consent of a majority of its regular trustees and without the consent of the holders of its trust preferred and trust common securities or the other trustees, consolidate, amalgamate, merge with or into, or be replaced by another trust, provided that:

•	the successor entity either:

(1)	assumes all of the obligations of the Trust relating to its trust preferred and trust common securities; or

(2)	substitutes for the Trust’s trust preferred and trust common securities other securities substantially similar to the Trust’s trust preferred and trust common securities, so long as the successor securities rank the same as the trust preferred and trust common securities for distributions and payments upon liquidation, redemption and otherwise;

•	we acknowledge a trustee of the successor entity who has the same powers and duties as the property trustee of the Trust as the holder of the particular series of debt securities;

•

the Merger Event does not adversely affect the rights, preferences and privileges of the holders of its trust preferred and trust common securities or successor securities in any material way, except concerning any dilution of the holders’ interest in the successor entity;

•	the Merger Event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized statistical rating organization;

•	the successor entity has a purpose substantially identical to that of the Trust;

•

the trust preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the preferred securities are then listed;

•

prior to the Merger Event, we have received an opinion of counsel from a firm qualified to give such opinion stating that (a) the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities or common securities, including any successor securities, in any material respect, (b) following the Merger Event, neither the Trust nor the successor entity will be required to register as an “investment company” under the Investment Company Act of 1940 and (c) following the Merger Event, the Trust or the successor entity will be classified as a grantor trust for United Stated federal income tax purposes; and

•	we guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee of the trust preferred securities of the Trust.

In addition, unless all of the holders of the trust preferred and trust common securities approve otherwise, a Trust shall not consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such transaction would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Declarations

The holders of trust preferred securities have no voting rights except as discussed below and under “ – Mergers, Consolidations or Amalgamations of the Trusts” and “Description of the Trust Preferred Securities Guarantees – Amendments and Assignment,” and as otherwise required by law and the trust declaration for the applicable Trust.

A trust declaration may be amended if approved by a majority of the regular trustees, and in limited circumstances, the property trustee, of the applicable Trust. However, if any proposed amendment provides for, or the regular trustees otherwise propose to effect,

•

any action that would adversely affect the powers, preferences or special rights of the Trust’s trust preferred and trust common securities, whether by way of amendment to such trust declaration or otherwise, or

•	the dissolution, winding-up or termination of the Trust other than under the terms of its trust declaration,

then the holders of the Trust’s trust preferred and trust common securities voting together as a single class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will only be effective if approved by at least a majority in liquidation amount of the trust preferred and trust common securities affected by the amendment or proposal.

If any amendment or proposal referred to above would adversely affect only the trust preferred securities or only the trust common securities of a Trust, then only the affected class will be entitled to vote on the amendment or proposal and the amendment or proposal will only be effective with the approval of at least a majority in liquidation amount of the affected class. Notwithstanding the foregoing, the amount or timing of any distribution on the trust preferred securities or trust common securities or the right of the holders of the trust preferred securities or trust common securities to institute suit for enforcement after a payment date may not be amended without the consent of all holders of the trust’s preferred and common securities.

No amendment may be made to a trust declaration, if the amendment would:

•	cause the related Trust to be characterized as other than a grantor trust for United States federal income tax purposes;

•	reduce or otherwise adversely affect the powers of the related property trustee, unless approved by that property trustee; or

•	cause the related Trust to be deemed to be an “investment company” which is required to be registered under the Investment Company Act.

The holders of a majority in aggregate liquidation amount of the trust preferred securities of each Trust have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee of the Trust; or

•

direct the exercise of any trust or power conferred upon such property trustee under that Trust’s trust declaration, including the right to direct the property trustee, as the holder of a series of debt securities, to

(1)	exercise the remedies available under any indenture involving the debt securities,

(2)	waive any event of default under any indenture that is waivable,

(3)	cancel an acceleration of the principal of the debt securities, or

(4)	consent to any amendment, modification or termination of the indenture where consent is required,

but if an event of default under any indenture has occurred and is continuing, then the holders of 25% of the aggregate liquidation amount of the trust preferred securities may direct the property trustee to declare the principal of and interest on the debt securities immediately due and payable. If, however, any indenture requires the consent of the holders of more than a majority in aggregate principal amount of a series of debt securities (a “super-majority”), then the property trustee for the trust preferred securities related to that series of debt securities must get approval of the holders of the same super-majority in liquidation amount of the trust preferred securities. In addition, before taking any of the foregoing actions, except for directing the time, method and place of conducting any proceeding for any remedy available to the property trustee, the property trustee must obtain an opinion of counsel from a firm qualified to give such opinion stating that the action would not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

The property trustee of a Trust will notify all trust preferred securities holders of the Trust of any notice of default received from the Trustee concerning the debt securities held by the Trust.

As described in each trust declaration, the regular trustee may hold a meeting to have trust preferred securities holders vote on a change or have them approve the change by written consent.

If a vote of trust preferred securities holders is taken or a consent is obtained, any trust preferred securities that are owned by us or any of our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding. This means that:

•	we and any of our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

•

any trust preferred securities owned by us, the regular trustees or any of our respective affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Information Concerning the Property Trustee

The property trustee will be unaffiliated with us. For matters relating to compliance with the Trust Indenture Act, the property trustee of each Trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of an event of default under the trust declaration of the applicable Trust, undertakes to perform only those duties that are specifically stated in the applicable trust declaration and, upon an event of default under the trust declaration, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. In addition, the property trustee is under no obligation to exercise any of the powers given it by the applicable trust declaration at the request of any holder of trust preferred securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might incur in compliance with the request.

Miscellaneous

The trustees of each Trust are authorized and directed to conduct the affairs of and to operate the Trust in such a way that:

•	the Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act;

•	the Trust will be classified as a grantor trust for United States federal income tax purposes; and

•	the debt securities held by the Trust will be treated as indebtedness of Torchmark for United States federal income tax purposes.

The regular trustees of a Trust are authorized to take any legal action not inconsistent with the trust declaration that the regular trustees determine to be necessary or desirable in carrying out the activities of the Trust so long as the action does not adversely affect the interests of the holders of the trust preferred or trust common securities or vary the terms of the trust preferred securities.

Holders of trust preferred securities have no preemptive or similar rights.

A Trust may not borrow money, issue debt or pledge any of its assets.

The property trustee will promptly make distributions to the holders of the Trust’s preferred securities and common securities out of funds received by such Trust from holding our debt securities.

Governing Law

Each trust declaration and the related trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the Indentures described below.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“Senior Debt Securities”), our senior subordinated debt (“Senior Subordinated Debt Securities”), our subordinated debt (“Subordinated Debt Securities”) or our junior subordinated debt (“Junior Subordinated Debt Securities” and, together with the Senior Subordinated Debt Securities and the Subordinated Debt Securities, the “Subordinated Securities”). Any Senior Debt Securities we offer will be issued under an Indenture dated February 1, 1987, between Torchmark and The Bank of New York Mellon Trust Company, N.A. (as the successor trustee to both Morgan Guaranty Trust Company of New York and The Bank of New York) (as amended by the Supplemental Indenture dated December 14, 2001, the Second Supplemental Indenture dated June 23, 2006, and the Third Supplemental Indenture dated June 30, 2009, the “Senior Indenture”). The Senior Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We have the authority to appoint an additional trustee with respect to each series of Senior Debt Securities issued under the Senior Indenture.

The Senior Debt Securities will rank on an equal basis with all other unsecured debt of Torchmark except any subordinated indebtedness of Torchmark. In particular, the Senior Debt Securities will rank on an equal basis with our 7.375% Notes due 2013, our 6.375% Senior Notes due 2016, our 9.25% Senior Notes due 2019, and our 7.875% Notes due 2023.

Any Subordinated Securities we offer will be issued under a separate Junior Subordinated Indenture dated November 2, 2001, between Torchmark and The Bank of New York Mellon Trust Company, N.A. (as the successor trustee to The Bank of New York) (the “Junior Indenture,” and together with the Senior Indenture, the “Indentures”). The Junior Indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities. All capitalized terms not defined herein have the meanings specified in the Indentures.

General Terms of The Indentures

The debt securities will be unsecured general obligations of the Company. The Indentures do not limit the amount of debt securities that we may issue. The Indentures provide that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate.

We may issue the debt securities issued under the Indentures as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount” (“OID”) because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title;

•	the designation, the aggregate principal amount and the authorized denominations;

•	whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•

the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, under which any debt securities will rank junior to any of our other debt;

•

if the amounts of payments of principal or interest are to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect to them;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	if applicable, covenants affording holders of debt protection against changes in our operations, financial condition or transactions involving us;

•	the trustee with respect to the securities of the series;

•

if issued in the form of one or more global securities, the depositary with respect to such global security or securities and the circumstances under which any such global security may be exchanged for securities registered in the name of a person other than the depositary; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted.

Senior Debt Securities

Payment of the principal of, premium, if any, and interest on Senior Debt Securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Senior Subordinated Debt Securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including Senior Debt Securities. We will state in the applicable prospectus supplement relating to any Senior Subordinated Debt

Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Senior Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior subordinated debt. We will state in the applicable prospectus supplement relating to any Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Junior Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on Junior Subordinated Debt Securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior, senior subordinated and subordinated debt. We will state in the applicable prospectus supplement relating to any Junior Subordinated Debt Securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the Junior Subordinated Debt Securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities. The terms and conditions of conversion or exchange, if any, will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Limitations on Liens

Under the Senior Indenture, we will not, and will not permit any of our subsidiaries to incur any indebtedness which is secured by an encumbrance of any nature (a “Mortgage”) on the common stock of Liberty National, United American, Globe Life, American Income, or any other Significant Subsidiary (as such term is defined in Regulation S-X promulgated by the SEC) of ours (the “Designated Subsidiaries”), unless the Senior Debt Securities and, if we so elect, any other indebtedness of ours ranking at least on an equal basis with the Senior Debt Securities, shall be secured equally and ratably with, or prior to, such other secured indebtedness. We are not restricted, however, from incurring indebtedness for money borrowed secured as follows:

(1)	Mortgages securing indebtedness owed by a Designated Subsidiary to another Designated Subsidiary or to Torchmark;

(2)	pledges or deposits under workers’ compensation or other similar laws and liens of judgments thereunder that are not currently dischargeable;

(3)	good faith deposits in connection with leases to which we or any Designated Subsidiary is a party;

(4)	deposits to secure our public or statutory obligations;

(5)	deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters;

(6)	deposits in litigation or other proceedings;

(7)	Mortgages created by or resulting from any judgments or awards against us or the Designated Subsidiaries with respect to which we are in good faith prosecuting an appeal or other review proceedings, or Mortgages incurred by us or any Designated Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation to which we are a party; or

(8)	Mortgages for taxes or assessments, governmental charges or levies not yet due or delinquent, or which can be paid thereafter without penalty, or which are being contested in good faith by appropriate proceedings.

Limitations on Sales of Capital Stock of Certain Subsidiaries

Under the Senior Indenture, we are not permitted to issue, sell, transfer or dispose of (except to certain of our affiliates) any shares of capital stock of any Designated Subsidiary of ours unless the entire capital stock of such subsidiary is disposed of for consideration of cash or property, which, in the opinion of our Board of Directors, is at least equal to the fair value of such capital stock.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person unless (a) we will be the continuing corporation or (b) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the Indentures. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under either of the Indentures, and no event which, after notice or lapse of time or both, would become an event of default under either of the Indentures, has happened and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the Indentures, we will be discharged from all our obligations under the debt securities and the Indentures except in limited circumstances.

Events of Default

The term “Event of Default,” when used in the Indentures, unless otherwise indicated, means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments after the date payment is due and payable (and in the case of the Senior Indenture, 10 days after the date payment is due);

•	failure to perform other covenants or agreements for 60 days after notice is given that performance was required;

•	events in bankruptcy, insolvency or reorganization of Torchmark; or

•

a default under any other indebtedness of Torchmark if Torchmark fails to pay a principal amount due in excess of $10,000,000 or if a principal amount in excess of $10,000,000 is declared due prior to the date it would have otherwise been due (which, in the case of the Junior Indenture, continues for 30 days after notice thereof).

If an Event of Default involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If an Event of Default involving bankruptcy, insolvency or reorganization of Torchmark occurs under the Junior Indenture, then the principal of all prior subordinated debt securities will be immediately due and payable without any declaration or other act by the trustee or the holders of the debt securities.

We will be required to file annually with the trustee a certificate, signed by an officer of Torchmark, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the Indentures.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•

ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•

upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•

ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to transfer beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the Indentures.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the Indentures.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither Torchmark, the trustee nor any other agent of Torchmark or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, or if an Event of Default involving any series of debt securities has occurred and is occurring, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a common depositary for Euroclear System and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under each of the Indentures as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“defeasance”). We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the Indentures, and we may omit to comply with those covenants without creating an event of default under the trust declaration (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series and any mandatory sinking fund payments;

•

we deliver to the trustee an opinion of counsel from a law firm qualified to give such opinion to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities; and

•

in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date or, in the case of covenant defeasance under the Junior Indenture, on the 61st day after the deposit date.

Although we may discharge or decrease our obligations under the Indentures as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indentures

The Indentures provide that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add any additional events of default under the Indentures;

•	cure any ambiguity or correct any inconsistency in the Indentures;

•	change or eliminate provisions of the Senior Indenture, provided such change or elimination will only become effective after all then current outstanding debt securities are no longer outstanding;

•	establish the forms or terms of debt securities of any series; and

•	evidence and provide for the acceptance of appointment by a successor trustee.

Each of the Indentures also provides that we and the trustee may, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of debt securities of all series of Senior Debt Securities or a majority in aggregate principal amount of debt permitted of all series of Subordinated Securities, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the applicable indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of any debt security;

•	reduce the principal amount or premium, if any, or reduce the rate or extend the time of payment of interest on any debt security;

•	reduce the amount payable upon redemption;

•	change the currency in which the principal, premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	modify the subordination provisions of the junior subordinated debt securities in a manner adverse to the holders thereof; or

•

reduce the percentage of debt securities of any series, the consent of whose holders is required for any modification of the Indentures or, waive compliance with or default under certain provisions of the Indentures.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under both Indentures. Torchmark may also maintain banking and other commercial relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates in the ordinary course of business. The Indentures contain certain limitations on the right of the trustee, should it become a creditor of Torchmark, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. A trustee under the Indentures will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign. In addition, the trustee is under no obligation to exercise any of the rights or powers given it by the applicable Indenture at the request or direction of any holder of debt securities unless it is offered security or indemnity satisfactory to it against the costs, expenses and liabilities that it might occur in compliance with such request or direction.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEES

The following is a description of the material terms of the trust preferred securities guarantees. If we plan to issue a trust preferred securities guarantee in the future that differs from this description, we will file a prospectus supplement with the additional terms. You should also read the guarantees. We have filed the form of guarantees with the SEC as an exhibit to the registration statement of which this prospectus is a part.

General

We will execute a guarantee, which benefits the holders of trust preferred securities, at the time that a Trust issues those trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. Unless otherwise stated in a prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will act as indenture trustee under each guarantee for the purposes of compliance with the Trust Indenture Act. The trustee will hold each guarantee for the benefit of the holders of the preferred securities of the applicable Trust.

We will agree, as described in each guarantee, to pay in full to the holders of the trust preferred securities issued by the applicable Trust, the Guarantee Payments, when and as due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. The following payments (“Guarantee Payments”), if not previously paid by a Trust, will be covered by the applicable guarantee:

•	any accumulated and unpaid distributions required to be paid on the applicable trust preferred securities, if the Trust has funds available to make the payment;

•	the redemption price and all accumulated and unpaid distributions to the date of redemption, if the Trust has funds available to make the payment; and

•

upon a voluntary or involuntary dissolution, winding up or termination of the Trust, other than in connection with a distribution of debt securities to holders of the applicable trust preferred securities or the redemption of all the trust preferred securities, the lesser of:

(1)	the aggregate of the liquidation amount specified in the prospectus supplement for each trust preferred security plus all accumulated and unpaid distributions on the trust preferred securities to the date of payment, if the Trust has funds available to make the payment; and

(2)	the amount of assets of the Trust remaining available for distribution to holders of its trust preferred securities upon a dissolution and termination of the Trust.

Our obligation to make a Guarantee Payment may be satisfied by directly paying the required amounts to the holders of the trust preferred securities or by causing the Trust to pay the amounts to the holders.

No single document executed by us relating to the issuance of trust preferred securities will provide for a full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under any indenture and the applicable guarantee and trust declaration that has the effect of providing a full, irrevocable and unconditional guarantee of a Trust’s obligations under its trust preferred securities.

Status of The Trust Preferred Securities Guarantees

Each guarantee will constitute an unsecured obligation of Torchmark and will rank:

•	subordinate and junior in right of payment to all of our other liabilities, except those obligations made equal or junior to our obligations under a guarantee;

•

equal with the most senior preferred or preference stock now or hereafter issued by us, and with any guarantee now or hereafter issued by us in respect of any preferred or preference stock of any of our affiliates; and

•	senior to our common stock.

Each trust declaration will require that the holder of trust preferred securities accept the subordination provisions and other terms of the guarantee. Each guarantee will constitute a guarantee of payment and not of collection. In other words, the holder of the guaranteed security may sue us, or seek other remedies, to enforce its rights under the guarantee without first suing any other person or entity.

Termination of the Trust Preferred Securities Guarantee

A guarantee will terminate upon the earlier of:

•	the full payment of the redemption price of the trust preferred securities and all accumulated and unpaid distributions with respect thereto;

•	the distribution to the applicable holders of trust preferred securities of the corresponding series of debt securities under the appropriate trust declaration; or

•	the full payment of the amounts payable under the appropriate trust declaration upon liquidation of the Trust.

Each guarantee will continue to be effective or will be reinstated if at any time any holder of trust preferred securities issued by the applicable Trust must restore payment of any sums paid under such trust preferred securities or such guarantee.

Amendments and Assignment

Changes to the guarantee that do not adversely affect the rights of holders of trust preferred securities may be made without the consent of those holders. Otherwise, a guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding trust preferred securities. A description of the way to obtain any approval is described under “Description of the Trust Preferred Securities – Voting Rights; Amendment of Declarations.” All guarantees and agreements contained in the guarantee will be binding on our successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable trust preferred securities.

Trust Preferred Securities Guarantee Events of Default

An event of default under a guarantee occurs if we fail to make any of our required payments or perform our obligations under the guarantee.

The holders of at least a majority in aggregate liquidation amount of the trust preferred securities relating to each guarantee, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee relating to that guarantee or to direct the exercise of any Trust or power given to the trustee under the guarantee.

Information Concerning the Trust Preferred Guarantee Trustee

The trustee under a guarantee, will only perform the duties that are specifically described in the guarantee. The trustee will not be liable for any action taken or omitted in good faith and reasonably believed by it to be authorized or within its discretion under the guarantee. A trustee is under no obligation to exercise any of its powers as described in the applicable guarantee at the request of any holder of covered trust preferred securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur in compliance with the request.

Miscellaneous

Torchmark will pay all fees and expenses related to:

•	the offering of the trust preferred securities and the junior subordinated debentures;

•	the organization, maintenance and dissolution of the Trusts;

•	the retention of the trustees; and

•	the enforcement by the property trustee of the rights of the holders of the trust preferred securities.

Governing Law

The guarantees will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE TRUST PREFERRED SECURITIES GUARANTEES AND THE SUBORDINATED DEBT SECURITIES HELD BY EACH TRUST

We will guarantee payments of distributions and redemption and liquidation payments due on each series of the trust preferred securities, if the applicable Trust has funds available for the payments, as described under “Description of the Trust Preferred Securities Guarantees.” No single document executed by us in connection with the issuance of any series of the trust preferred securities will provide for a full, irrevocable and unconditional guarantee of any trust preferred securities. It is only the combined operation of our obligations under the applicable guarantee, trust declaration and the indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under its trust preferred securities.

As long as we make payments of interest and other payments when due on the debt securities held by a Trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by that Trust, primarily because:

•	the aggregate principal amount of the debt securities will be equal to the sum of the aggregate liquidation amount of the trust preferred and trust common securities;

•	the interest rate and interest and other payment dates on the debt securities will match the distribution rate and distribution and other payment dates for the trust preferred securities;

•	we will pay for any and all costs, expenses and liabilities of each Trust, except such Trust’s obligations under its trust preferred securities; and

•	each trust declaration provides that the related Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

If we do not make payments on the debt securities, the applicable Trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, you will not be able to rely upon the guarantee for payment of these amounts. Instead, you may directly sue us or seek other remedies to collect your proportionate share of payments owed. If you sue us to collect payment, then we will assume your rights as a holder of trust preferred securities under the Trust’s trust declaration if we make a payment to you in any legal action.

A holder of any trust preferred security may sue us, or seek other remedies, to enforce its rights under the guarantee without first suing the applicable trustee, the Trust that issued the trust preferred security or any other person or entity.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, to purchase debt securities, common stock, preferred stock, or any combination of these securities. Warrants may be issued by us independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into by us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement which contains this prospectus.

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title and the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price or prices at which the warrants are exercisable;

•	the currency or currencies, including composite currencies, in which the warrants are exercisable;

•	the date or dates on which the right to exercise the warrants commence and expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent;

•	the periods during which and places at which such warrants are exercisable;

•	the exchanges, if any, on which such warrants may be listed;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock or preferred stock will not have any rights of holders of the stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights, if any, of the stock purchasable upon such exercise.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The price per share of our common stock, preferred stock or depositary shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts.

The applicable prospectus supplement will describe the terms of any stock purchase contract. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS

We may issue units of securities consisting of two or more of the other securities described in this prospectus in any combination. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to unit agreements or other documents to be issued by us. You should read the particular terms of the unit agreement and/or other documents, which will be described in more detail in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell any of the debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and units, and the Trusts may sell any of the trust preferred securities, being offered hereby in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers; and

•	directly by us or the Trusts, as the case may be, to purchasers.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Agents designated by us or the Trusts may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us or the Trusts to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If the securities are sold by means of an underwritten offering, we and/or the Trusts will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities, we or the Trusts will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

We or the Trusts may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

Agents, underwriters and dealers may be entitled under relevant agreements with us and/or the Trusts to indemnification by us and/or the Trusts against certain liabilities, including liabilities under the Securities Act of 1933, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make.

Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. We may elect to list any series of debt securities, preferred stock, stock purchase contracts or stock purchase units and the Trusts may elect to list any series of preferred securities, on an exchange, but neither we nor the Trusts shall be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries (including the Trusts) in the ordinary course of business.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us or the Trusts. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us or the Trusts and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with us, we and/or the Trusts may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for us and our subsidiaries (including the Trusts) in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we or the Trusts may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from us or the Trusts, at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the securities pursuant to contracts accepted by us.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

Unless otherwise indicated in a prospectus supplement, the validity of the securities being offered by this prospectus will be passed upon for us by Maynard, Cooper & Gale, P.C., Birmingham, Alabama. Unless otherwise indicated in a prospectus supplement, certain matters of Delaware law relating to the validity of the trust preferred securities and the formation of the Trusts will be passed upon for the Trusts and us by Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware, special Delaware counsel to Torchmark and each Trust.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from Torchmark’s Current Report on Form 8-K dated June 29, 2012, and the effectiveness of Torchmark’s internal control over financial reporting incorporated in this prospectus by reference from Torchmark’s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference which (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and include an explanatory paragraph referring to the effects of the retrospective application of accounting guidance adopted on January 1, 2012 relating to the accounting for costs associated with acquiring or renewing insurance contracts and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our common stock is traded on the New York Stock Exchange under the symbol “TMK” and on the International Stock Exchange in London, England under the symbol “TMK.” You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may find additional information about us at our web site at http://www.torchmarkcorp.com. The information on our web site is not part of this prospectus.

This prospectus is a part of the registration statement on Form S-3 that we and the Trusts have filed with the SEC. This prospectus does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Torchmark, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to incorporate by reference information that we file with the SEC into this prospectus. This means we can disclose important information to you by referring you to other documents. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC on or after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Torchmark’s Annual Report on Form 10-K for the year ended December 31, 2011 (except for Items 6, 7, 8, and 15 therein);

(2)	Torchmark’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

(3)	Torchmark’s Current Reports on Forms 8-K filed by Torchmark on February 27, March 28, April 24 (but excluding the information set forth in Item 2.02 therein and Exhibit 99.1 thereto), May 1 and June 29, 2012;

(4)	The description of Torchmark’s common stock contained in a Form 8-K filed by Torchmark with the SEC on June 29, 2012, as amended or updated; and

(5)	All filings made by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations Department, Torchmark Corporation, 3700 South Stonebridge Drive, McKinney, Texas 75070 (telephone 972-569-4000).

We have not included or incorporated by reference in this prospectus any separate financial statements of the Trusts. We do not believe that these financial statements would provide holders of trust preferred securities with any important information for the following reasons:

•	The Trusts are subsidiaries of Torchmark, which files consolidated financial information under the Exchange Act;

•	The Trusts do not have any independent operations other than to issue preferred and common securities and to purchase and hold our debt securities;

•	The Trusts’ only material assets will be our debt securities when issued; and

•

The combined obligations of Torchmark under the debt securities, the Trust Preferred Securities Guarantees, the Declarations and the Indenture, as described in this prospectus, have the effect of providing a full, irrevocable and unconditional guarantee of the Trusts’ obligations under their trust preferred securities.

The Trusts are exempt from the SEC’s periodic reporting requirements for as long as Torchmark continues to file its financial statements with the SEC.

$125,000,000

5.875% Junior Subordinated Debentures due 2052

PROSPECTUS SUPPLEMENT

September 17, 2012

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities